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  Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-121744

PRICING SUPPLEMENT
(To Prospectus Dated February 2, 2005 and
Prospectus Supplement Dated February 2, 2005)

$4,321,000

The Bear Stearns Companies Inc.

Medium-Term Notes, Series B

1.5 Year Notes Linked to the
Dow Jones—AIG Commodity IndexSM
Due August 28, 2006

  •
  The Notes are unsecured debt obligations of The Bear Stearns Companies Inc.

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  The Notes are linked to the price performance of the Dow Jones—AIG Commodity IndexSM (the "Index") as described below.

  •
  The Notes are not principal protected.

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  The Notes will mature on August 28, 2006. We will not make any payments on the Notes prior to maturity.

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  The Notes will not be listed on any securities exchange.

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  The CUSIP number for the Notes is 073928J87.

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  If, at maturity, the final index level is greater than or equal to the initial index level, we will pay you the principal amount of the Notes plus 115% of the percentage increase in the final index level over the initial index level multiplied by the principal amount of the Notes.

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  If, at maturity, the final index level is less than the initial index level, we will pay you an amount proportionally less than the initial offering price based upon the percentage decline in the Index. In this case, you will receive less, and possibly significantly less, than the original public offering price of $1,000 per each $1,000 principal amount of Notes.

        INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. THERE MAY NOT BE A SECONDARY MARKET IN THE NOTES, AND IF THERE WERE TO BE A SECONDARY MARKET, IT MAY NOT BE LIQUID. YOU SHOULD REFER TO "RISK FACTORS" BEGINNING ON PAGE PS-9 OF THIS PRICING SUPPLEMENT.

        "Dow Jones," "AIG®," "Dow Jones—AIG Commodity IndexSM," "Dow Jones—AIG Commodity Index Total ReturnSM," "DJ—AIGCISM" and "DJ—AIGCITRSM" are trademarks or service marks of Dow Jones & Company, Inc. and American International Group, Inc. ("AIG") and have been licensed for use for certain purposes by The Bear Stearns Companies Inc. The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, AIG or AIG International Inc. ("AIGI"), and they make no representation regarding the advisability of investing in the Notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this pricing supplement, or the accompanying prospectus supplement and prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	100.00%	$4,321,000
Agent's discount	1.00%	$43,210
Proceeds, before expenses, to us	99.00%	$4,277,790

        We have granted Bear, Stearns & Co. Inc. a 30-day option from the date of this pricing supplement to purchase from us up to an additional $648,000 of Notes at the public offering price, less the agent's discount, to cover any over-allotments.

        We expect that the Notes will be ready for delivery in book-entry form only through the book-entry facilities of The Depository Trust Company in New York, New York, on or about February 28, 2005, against payment in immediately available funds. The distribution of the Notes will conform to the requirements set forth in Rule 2720 of the National Association of Securities Dealers, Inc. Conduct Rules.

        After this offering is complete, the Agent may use this pricing supplement, the accompanying prospectus supplement and prospectus in connection with market-making transactions at negotiated prices related to the prevailing market prices at the time of sale. The Agent may act as principal or agent in these transactions.

Bear, Stearns & Co. Inc.

February 23, 2005

SUMMARY

        This summary highlights selected information from the accompanying prospectus, prospectus supplement and this pricing supplement to help you understand the Notes linked to the Dow Jones—AIG Commodity IndexSM (the "Index"). You should carefully read this entire pricing supplement and the accompanying prospectus supplement and prospectus to fully understand the terms of the Notes, as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the Notes. You should, in particular, carefully review the section entitled "Risk Factors," which highlights a number of risks, to determine whether an investment in the Notes is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this pricing supplement, the accompanying prospectus supplement and prospectus. If information in this pricing supplement is inconsistent with the prospectus or prospectus supplement, this pricing supplement will supercede those documents. In this pricing supplement, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

        The Bear Stearns Companies Inc. Medium-Term Notes, Series B, 1.5 Year Notes Linked to the Dow Jones—AIG Commodity IndexSM Due August 28, 2006 (the "Notes") are Notes whose return is tied or "linked" to the performance of the Index. Unlike typical bonds, no periodic interest payments are made on these Notes prior to maturity. The Notes are not principal protected and offer potential upside leverage of 115%. If the final index level is less than the initial index level, the amount we will pay you per each $1,000 principal amount of Notes will equal the product of $1,000 and the ratio between the final index level and the initial index level.

Selected Investment Considerations

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  Possible loss of principal – The Notes are not principal protected. If the final index level is less than the initial index level, there will be no principal protection on the Notes and the cash settlement value will be proportionally less than the initial offering price based upon the percentage decline in the Index. You may receive less, and possibly significantly less, than the original public offering price of $1,000 per each $1,000 principal amount of Notes.

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  No current income – We will not pay any interest on the Notes. The yield on the Notes may be less than the overall return you would earn if you purchased a conventional debt security at the same time and with the same maturity.

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  Potential upside leverage – The Notes may be an attractive investment for investors who have a bullish view of the Index. If held to maturity, the Notes provide potential leverage of 115% of the positive price performance of the Index if the final index level is greater than the initial index level.

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  Low correlation to traditional investments – The Notes may be attractive to investors who prefer an investment that exhibits low correlation to traditional asset classes and investments (such as stocks and bonds).

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  Diversification – The Index is currently based on the commodity prices of 19 commodities; the Notes may allow you to diversify an existing portfolio.

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  Taxes – By purchasing a Note, you will agree to treat the Notes for all tax purposes as pre-paid cash settled forward contracts linked to the value of the Index. Under this treatment of the Notes, you should be required to recognize capital gain or loss to the extent that the cash you receive on the maturity date or upon a sale or exchange of the Notes prior to the maturity date differs from your tax basis on the Notes (which will generally be the amount you paid for the Notes).

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  Low minimum investment – Notes can be purchased in increments of $1,000.

Selected Risk Considerations

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  An investment in the Notes involves significant risks. You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. These risks include the possibility that the Index will fluctuate. We have no control over a number of matters, including economic, financial, regulatory, geographical, judicial and political events, that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of, or payments made on, the Notes. You should refer to "Risk Factors" in this pricing supplement and accompanying prospectus supplement.

  •
  Possible loss of principal – The Notes are not principal protected. If the final index level is less than the initial index level, there will be no principal protection on the Notes and the cash settlement value you will receive will be proportionally less than the initial offering price based upon the percentage decline in the Index. You may receive less, and possibly significantly less, than the original public offering price of $1,000 per each $1,000 principal amount of Notes.

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  No interest payments – You will not receive any periodic interest payments during the term of the Notes.

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  Not exchange listed and liquidity – The Notes will not be listed on any securities exchange and we do not expect a trading market to develop, which may affect the price that you receive for your Notes upon any sale prior to maturity. We cannot ensure that a secondary market in the Notes will develop and, if such market were to develop, it may not be liquid. If you sell your Notes prior to maturity, you may receive less than the amount you originally invested. Our subsidiary, Bear, Stearns & Co. Inc. ("Bear Stearns") has advised us that they intend under ordinary market conditions to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future, nor can we predict the price at which those bids will be made. In any event, Notes will cease trading as of the close of business on the maturity date.

KEY TERMS

Issuer:	The Bear Stearns Companies Inc.
Index:	The Dow Jones—AIG Commodity IndexSM is published by Dow Jones & Company, Inc. ("Dow Jones") and is calculated by Dow Jones in conjunction with AIGI.
Face amount:	Each Note will be issued in minimum denomination of $1,000. The aggregate amount of the Notes being offered is $4,321,000.
Cash settlement value:	At maturity, we will pay you the cash settlement value, an amount in cash depending on the relation of the final index level to the initial index level:
(i) If the final index level is greater than or equals the initial index level, the cash settlement value per each $1,000 principal amount of Notes will equal:

(ii) If the final index level is less than the initial index level, the cash settlement value per each $1,000 principal amount of Notes will equal:

Initial index level:	Equals 154.02, the closing value of the Index on February 23, 2005, the date the Notes were priced for initial sale to the public.
Final index level:
Will be determined by the calculation agent and will equal the closing value of the Index on August 23, 2006, the calculation date, or, if that day is not an index business day, on the next index business day.
Maturity date:	The Notes will mature on August 28, 2006, subject to postponement because of a market disruption event.
Interest:	The Notes will not bear interest.
Exchange listing:	The Notes will not be listed on any securities exchange.

        Offers and sales of the Notes are subject to restrictions in certain jurisdictions. The distribution of this pricing supplement, the accompanying prospectus supplement and prospectus and the offer or sale of the Notes in certain other jurisdictions may be restricted by law. Persons who come into possession of this pricing supplement, the accompanying prospectus supplement and prospectus or any Notes must inform themselves about and observe any applicable restrictions on the distribution of this pricing supplement, the accompanying prospectus supplement and prospectus and the offer and sale of the Notes.

QUESTIONS AND ANSWERS

What are the Notes?

        The Notes are a series of our senior debt securities whose value is linked to the performance of the Index. The Notes will not bear interest and no other payments will be made prior to maturity. See the section "Risk Factors."

        The Notes will be unsecured and will rank equally with all of our unsecured and unsubordinated debt. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At November 30, 2004:

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  we had outstanding (on an unconsolidated basis) approximately $44.4 billion of debt and other obligations, including approximately $39.2 billion of unsecured senior debt and $4.6 billion of unsecured inter-company debt; and

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  our subsidiaries had outstanding (after elimination of inter-company items) approximately $207.2 billion of debt and other obligations (including $58.6 billion related to securities sold under repurchase agreements, $79.3 billion related to payables to customers, $29.4 billion related to financial instruments sold, but not yet purchased, and $39.9 billion of other liabilities, including $21.0 billion of debt).

        The Notes will mature on August 28, 2006, unless postponed because a market disruption event occurs. The Notes do not provide for earlier maturity. You should refer to the section "Description of the Notes."

Are the Notes Equity or Debt Securities?

        The Notes are our unsecured debt securities. However, the Notes differ from traditional debt securities in that the Notes are not principal protected and may offer potential leverage of 115% of the positive price performance of the Index.

What will I receive at maturity of the Notes?

        Upon maturity of the Notes, for each $1,000 principal amount of Notes you own, you will receive a payment equal to the "cash settlement value." The cash settlement value depends on the relation of the final index level to the initial index level:

          (i)    If the final index level is greater than or equals the initial index level, the cash settlement value per each $1,000 principal amount of Notes will equal:

          (ii)   If the final index level is less than the initial index level, the cash settlement value per each $1,000 principal amount of Notes will equal:

        For purposes of these formulas:

        The "initial index level" equals 154.02, the closing value of the Index on February 23, 2005, the date the Notes were priced for initial sale to the public.

        The "final index level" will be determined by the calculation agent and will equal the closing value of the Index on August 23, 2006, the "calculation date," or, if that day is not an index business day, on the next index business day.

        The "maturity date" of the Notes is August 28, 2006, subject to postponement because of a market disruption event.

        An "index business day" will be a day, as determined by the calculation agent, on which the sum of the commodity index percentages (as defined in the section "Description of the Index—Annual Reweightings and Rebalancings of the Index") for the Index commodities that are open for trading is greater than 50%. For example, based on the weighting of the Index commodities for 2004, if the Chicago Board of Trade ("CBOT") and the New York Mercantile Exchange ("NYMEX") are closed for trading on the same day, an index business day will not exist. The calculation agent may, in its sole discretion, add to or delete from the definition of "index business day" any major exchange or market which commences or ceases to serve as a primary exchange or market upon which a commodity underlying the Index trades, or as an exchange upon which a futures contract, an option contract, or an option on a futures contract relating to the Index trades. All determinations made by the calculation agent will be at the sole discretion of the calculation agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

        For more specific information about the cash settlement value and for illustrative examples, you should refer to the section "Description of the Notes."

Are the Notes principal protected?

        No. The Notes are not principal protected and your principal investment in the Notes is at risk of loss. If the final index level is less than the initial index level, the cash settlement value you will receive will be proportionally less than the initial offering price based upon the percentage decline in the Index. In this case your investment will result in a loss.

Will I receive interest on the Notes?

        You will not receive any interest payments on the Notes, but will instead receive the cash settlement value upon maturity of the Notes.

What is the Index?

        The Index was created by AIGI in July 1998 to provide a diversified and liquid benchmark for commodities as an asset class. The Index is currently based on the prices of 19 exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity future markets, please see the section entitled "Description of the Index—The Commodity Futures Markets." The Index is reweighted and rebalanced each year in January on a price-percent basis. In 2004, the 20 commodities in the Index were as follows: aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. For 2005, except for cocoa, the Index is composed of the 2004 commodities. Futures contracts on the Index are currently listed for trading on the CBOT. See the section "Description of the Index."

        An investment in the Notes does not entitle you to any ownership interest in the commodities included in the Index.

How has the Index performed historically?

        We have provided a table showing the monthly performance of the Index from July 1998 through January 2005. You can find these tables in the section "Description of the Index – Historical Data on the Index". We have provided this historical information to help you evaluate the behavior of the Index in various economic environments; however, past performance is not necessarily indicative of how the Index will perform in the future. You should refer to the section "Risk Factors – The Historical Performance of the Index is not an Indication of the Future Performance of the Index."

Will the Notes be listed on a securities exchange?

        The Notes will not be listed on any securities exchange and we do not expect a trading market to develop, which may affect the price that you receive for your Notes upon any sale prior to maturity. You should refer to the section "Risk Factors."

What is the role of Bear Stearns?

        Bear Stearns will be our agent for the offering and sale of the Notes. After the initial offering, Bear Stearns intends to buy and sell the Notes to create a secondary market for holders of the Notes, and may stabilize or maintain the market price of the Notes during the initial distribution of the Notes. However, Bear Stearns will not be obligated to engage in any of these market activities or continue them once they are begun.

        Bear Stearns also will be our calculation agent for purposes of calculating the cash settlement value. Under certain circumstances, these duties could result in a conflict of interest between Bear Stearns' status as our subsidiary, and its responsibilities as calculation agent. You should refer to "Risk Factors – The Calculation Agent is One of Our Affiliates, Which Could Result in a Conflict of Interest."

Can you tell me more about The Bear Stearns Companies Inc.?

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear Stearns, Bear, Stearns Securities Corp., Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. For more information about us, please refer to the section entitled "The Bear Stearns Companies Inc." in the accompanying prospectus. You should also read the other documents we have filed with the Securities and Exchange Commission, which you can find by referring to the section entitled "Where You Can Find More Information" in the accompanying prospectus.

Who should consider purchasing the Notes?

        Since the Notes are tied to the price performance of an underlying commodity index, they may be appropriate for investors with specific investment horizons who seek to participate in the potential price appreciation of the underlying commodities comprising the Index. In particular, the Notes may be an attractive investment for investors who:

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  have a bullish view of commodity prices in general;

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  are interested in an investment with a low correlation to traditional asset classes and investments (such as stocks and bonds); and

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  believe that the Index will not decrease and are willing to take the risk that the Index may decrease in value in return for potential upside leverage.

What are the U.S. federal income tax consequences of investing in the Notes?

        The U.S. federal income tax consequences of an investment in the Notes are complex and uncertain. By purchasing the Notes, you will agree to treat the Notes for all tax purposes as prepaid cash-settled forward contracts linked to the value of the Index. Under this treatment of the Notes, you should be required to recognize capital gain or loss to the extent that the cash you receive on the maturity date or upon a sale or exchange of the Notes prior to the maturity date differs from your tax basis on the Notes (which will generally be the amount you paid for the Notes). You should review the discussion under the section entitled "Certain U.S. Federal Income Tax Considerations."

Does ERISA impose any limitations on purchases of the Notes?

        An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or a plan that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be "plan assets" under ERISA regulations, will be permitted to purchase, hold and dispose of the Notes only on the condition that such plan or entity makes the deemed representation that its purchase, holding and disposition of the Notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available. Government plans subject to any substantially similar law will also be subject to this condition.

Are there any risks associated with my investment?

        Yes. The Notes are subject to a number of risks. You should refer to "Risk Factors" in this pricing supplement and "Risk Factors" in the accompanying prospectus supplement.

RISK FACTORS

        Your investment in the Notes involves a degree of risk similar to investing in the Index. You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. Prospective purchasers of the Notes should recognize the possibility of a substantial loss with respect to their investment in the Notes. Prospective purchasers of the Notes should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Notes in light of their particular financial circumstances, the following risk factors and the other information set forth in this pricing supplement and the accompanying prospectus supplement and prospectus. These risks include the possibility that the Index will fluctuate, and the possibility that you will receive a substantially lower amount of principal. We have no control over a number of matters, including economic, financial, regulatory, geographical, judicial and political events, that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of, or the payment made on, the Notes.

Your investment may result in a loss; there is no guaranteed return of principal.

        The Notes are not principal protected. If the final index level is less than the initial index level, the cash settlement value will be proportionally less than the initial offering price based upon the percentage decline in the Index. As a result, you will receive less, and possibly significantly less, than the original public offering of $1,000 per each $1,000 principal amount of Notes. For more specific information about the cash settlement value and for illustrative examples, you should refer to "Description of the Notes."

You will not receive any interest payments on the Notes.

        You will not receive any periodic payments of interest or any other periodic payments on the Notes until maturity. On the stated maturity date, you will receive a payment per each $1,000 principal amount of Notes equal to the cash settlement value.

Your yield may be below market interest rates on the calculation date.

        You may receive a cash settlement value that is below what we would pay as principal and interest on that principal if we had issued non-callable senior debt securities with a similar maturity to that of the Notes. The payment of the cash settlement value may not reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

Because the treatment of the Notes is uncertain, the material U.S. federal income tax consequences of an investment in the Notes are uncertain.

        Even though you agree to treat the Notes for all tax purposes as pre-paid cash settled forward contracts linked to the Index, there is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain. In particular, it is possible that you will be required to recognize income for U.S. federal tax purposes with respect to the Notes prior to the sale, exchange or maturity of the Notes, and it is possible that any gain or income recognized with respect to the Notes will be treated as ordinary income rather than capital gain. Please read carefully the section entitled "Certain U.S. Federal Income Tax Considerations."

The historical performance of the Index is not an indication of the future performance of the Index.

        The historical performance of the Index, which is included in this pricing supplement, should not be taken as an indication of the future performance of the Index. While the trading prices of the underlying commodities of the Index will determine the value of the Index, it is impossible to predict whether the value of the Index will fall or rise. Trading prices of the underlying commodities of the

Index will be influenced by the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the commodity trading markets on which the underlying commodities are traded, and by various circumstances that can influence the values of the underlying commodities in a specific market segment or of a particular underlying commodity.

The price at which you will be able to sell your Notes prior to maturity will depend on a number of factors, and may be substantially less than you had originally invested.

        If you wish to liquidate your investment in the Notes prior to maturity, your only alternative would be to sell them. At that time, there may be an illiquid market for Notes or no market at all. If you were able to sell your Notes, there are many factors outside of our control that may affect their market value. We believe that the value of your Notes will be affected by the value and volatility of the Index, whether or not the final index level is greater than or equals the initial index level, changes in U.S. interest rates, the supply of and demand for the Notes and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your Notes prior to maturity may be substantially less than the amount you originally invested if, at such time, the value of the Index is less than, equal to or not sufficiently above the value of the Index when you purchased the Notes. The following paragraphs describe what we expect to be the impact on the market value of the Notes with a change in a specific factor, assuming all other conditions remain constant.

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  Value of the Index.    We expect that the trading value of the Notes will depend substantially on the amount, if any, by which the closing level of the Index at any given point in time exceeds the initial index level. If you decide to sell your Notes when the closing level of the Index exceeds the initial index level, you may nonetheless receive substantially less than the amount that would be payable at stated maturity based on that closing level of the Index because of expectations that the closing level of the Index will continue to fluctuate until the calculation date. Economic, financial, regulatory, geographical, judicial or political events may also affect the level of the Index, or the market price of the Index commodities, or the exchange-traded futures contracts on the Index that affect commodities and futures markets generally and thus may affect the value of the Notes.

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  Volatility of the Index.    Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases or decreases, the trading value of the Notes may be adversely affected. This volatility may increase the risk that the closing level of the Index will decline, which could negatively affect the trading value of Notes. The effect of the volatility of the Index on the trading value of the Notes may not necessarily decrease over time during the term of the Notes.

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  Interest rates.    We expect that the trading value of the Notes will be affected by changes in U.S. interest rates. The interest rate changes will have different effects on the trading value of the Notes depending on the term to maturity. In general, if U.S. interest rates increase, the value of the Notes may decrease, and if U.S. interest rates decrease, the value of the Notes may increase. Interest rates may also affect the economy and, in turn, the value of the Index, which (for the reasons discussed above) would affect the value of the Notes. Rising interest rates may increase the value of the Index and, thus, the value of the Notes. Falling interest rates may decrease the value of the Index and, thus, the value of the Notes.

  •
  Our credit ratings, financial condition and results of operations.    Actual or anticipated changes in our current credit ratings, A1 by Moody's Investor Service, Inc. and A by Standard & Poor's Rating Services, as well as our financial condition or results of operations may significantly affect the trading value of the Notes. However, because the return on the Notes is dependent upon factors in addition to our ability to pay our obligations under the Notes, such as the Index, an improvement in our credit ratings, financial condition or results of operations will not reduce the other risks related to the Notes.

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  Time Remaining to Maturity.    As the time remaining to maturity of the Notes decreases, the "time premium" associated with the Notes will decrease. A "time premium" results from expectations concerning the value of the Index during the period prior to the stated maturity of the Notes. As the time remaining to the stated maturity of the Notes decreases, this time premium will likely decrease, potentially adversely affecting the trading value of the Notes.

  •
  Size and Liquidity of the Trading Market.    The Notes will not be listed on any securities exchange and we do not expect a trading market to develop. There may not be a secondary market in the Notes, which may affect the price that you receive for your Notes upon any sale prior to maturity. If a trading market does develop, there can be no assurance that there will be liquidity in the trading market. If the trading market for the Notes is limited, there may be a limited number of buyers for your Notes if you do not wish to hold your investment until maturity. This may affect the price you receive upon any sale of the Notes prior to maturity.

        Bear Stearns has advised us that they intend under ordinary market conditions to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future, nor can we predict the price at which those bids will be made.

        We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as an increase in the value of the Index.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Notes.

        The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your Notes.

Risks associated with the Index may adversely affect the market price of the Notes.

        Because the Notes are linked to the Index which reflects the return on futures contracts on different exchange-traded physical commodities, it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. Additionally, the annual composition of the Index will be calculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Index. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Index for the following year. However, Dow Jones and AIGI may not discover every discrepancy. Furthermore, the annual weightings for the Index are determined each year in June and announced in July by AIGI under the supervision of an oversight committee (see "Description of the Index—The Dow Jones—AIG Commodity Index Oversight Committee"), which has a significant degree of discretion in exercising its supervisory duties with respect to the Index and has no obligation to take the needs of any parties to transactions involving the Index into consideration when reweighting or making any other changes to the Index. Finally, subject to the minimum/maximum diversification limits, the exchange-traded physical commodities underlying the futures contracts included in the Index from time to time are concentrated in a limited number of sectors, particularly energy, metals and agriculture. An investment in the Notes may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors. See "Description of the Index—Annual Reweighting and Rebalancings of the Index—Diversification Rules."

Higher future prices of the Index commodities relative to their current prices may decrease the amount payable at maturity.

        The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise the Index approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as "rolling." If the market prices for these contracts is lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a "roll yield." While many of the contracts included in the Index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Backwardation occurs when the prices of futures contracts are lower in the distant delivery months than in the nearer delivery months. Moreover, certain of the commodities included in the Index, such as gold, have historically traded in contango markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months.

Changes that affect the calculation of the Index will affect the market value of the Notes and the cash settlement value that you will receive at maturity.

        The policies of Dow Jones and AIGI, a subsidiary of AIG, concerning the methodology and calculation of the Index, additions, deletions or substitutions of the Index commodities or exchange-traded futures contracts on the Index commodities could affect the Index and, therefore, could affect the cash settlement value payable on the Notes at maturity, and the market value of the Notes prior to maturity. The cash settlement value payable on the Notes and their market value could also be affected if Dow Jones and AIGI, in their sole discretion, change these policies, for example, by changing the methodology for compiling and calculating the Index, or if Dow Jones and AIGI discontinue or suspend calculation or publication of the Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if the final index level is not available because of a market disruption event or for any other reason, the calculation agent (which will initially be Bear Stearns, our affiliate) will make a good faith estimate in its sole discretion of the final index level that would have prevailed in the absence of the market disruption event. If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index ending level is required to be determined, the calculation agent will instead make a good faith estimate in its sole discretion of the final index level by reference to a group of physical commodities, exchange-traded futures contracts on physical commodities or indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

Commodity prices may change unpredictably, affect the Index level and the value of your Notes in unforeseeable ways.

        Trading in futures contracts associated with the Index commodities is speculative and can be extremely volatile. Market prices of the Index commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments and changes in interest rates. These factors may affect the level of the Index and the value of your Notes in varying ways, and different factors may cause the value of different commodities included in the Index, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

Trading and other transactions by AIGI and Dow Jones in the futures contracts comprising the index and the underlying commodities may affect the value of the Index.

        AIGI and its affiliates actively trade futures contracts and options on futures contracts on the Index commodities. AIGI and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives, and related instruments which are linked to the performance of Index commodities or are linked to the performance of the Index. Certain of AIGI's affiliates may underwrite or issue other securities or financial instruments indexed to the Index and related Indices, and Dow Jones and AIGI and certain of their affiliates may license the Index for publication or for use by unaffiliated third parties. These activities could present conflicts of interest and could affect the value of the Index. For instance, a market maker in a financial instrument linked to the performance of the Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying Index components in order to hedge the market maker's position in the financial instrument may affect the market price of the futures contracts included in the Index, which in turn may affect the value of the Index. With respect to any of the activities described above, none of AIGI, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the Notes into consideration at any time.

We and our affiliates have no affiliation with Dow Jones and AIGI and are not responsible for its public disclosure of information.

        We and our affiliates are not affiliated with Dow Jones and AIGI in any way (except for licensing arrangements discussed below in "Description of the Index") and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the Index. Neither Dow Jones nor AIGI is under any obligation to continue to calculate the Index or required to calculate any successor index. If Dow Jones and AIGI discontinue or suspend the calculation of the Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See sections "Description of the Notes—Market Disruption Events," "—Discontinuance of the Index." and "—Adjustments to the Index."

        The information in "Description of the Index" has been taken from (i) publicly available sources and (ii) a summary of the Dow Jones-AIG Commodity IndexSM Handbook (a document that is considered proprietary to Dow Jones and AIGI and is not publicly available). Such information reflects the policies of, and is subject to change by, Dow Jones and AIGI. We have not independently verified this information. You, as an investor in the Notes, should make your own investigation into the Index, AIGI, and Dow Jones. Dow Jones and AIGI are not involved in the offer of the Notes in any way and have no obligation to consider your interests as a holder of the Notes.

There may be no secondary market for the Notes.

        The Notes will not be listed on any securities exchange and we do not expect a trading market to develop, which may affect the price that you receive for your Notes upon any sale prior to maturity. Accordingly, the liquidity of the Notes may be limited and, under certain circumstances, nonexistent. However, Bear Stearns intends under ordinary market conditions to indicate prices in the Notes on request, although there can be no assurance at which price such a bid would be made. The price given, if any, will be affected by many factors including, but not limited to: the remaining term of the Notes, the general level of interest rates, the current level of the Index and the cost to us of unwinding any related hedging activity or any funding arrangement.

You have no rights to receive any commodity.

        Investing in the Notes will not make you a holder of any of the commodities underlying the Index. Neither you nor any other holder or owner of the Notes will have any right to receive any distributions or any other rights with respect to the underlying commodities.

State law may limit interest paid.

        New York State law governs the Indenture under which the Notes will be issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Notes. Under present New York law, the maximum rate of interest is 25% per annum, on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

        While we believe that New York law would be given effect by a state or federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit as a holder of the Notes, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

The calculation agent is one of our affiliates, which could result in a conflict of interest.

        Bear Stearns will act as the calculation agent. The calculation agent will make certain determinations and judgments in connection with calculating the Index level values, or deciding whether a market disruption event has occurred. You should refer to the sections "Description of the Notes—Discontinuance of the Index," "—Adjustments to the Index" and "—Market Disruption Events." Because Bear Stearns is our affiliate, conflicts of interest may arise in connection with Bear Stearns performing its role as calculation agent. Rules and regulations regarding broker-dealers (such as Bear Stearns) require Bear Stearns to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Notes. Bear Stearns is obligated to carry out its duties and functions as calculation agent in good faith, and using its reasonable judgment.

        Bear Stearns and its affiliates may, at various times, engage in transactions involving the commodities underlying the Index for their proprietary accounts, and for other accounts under their management. These transactions may influence the value of such commodities, and therefore the value of the Index. BSIL, an affiliate of Bear Stearns, will also be the counterparty to the hedge of our obligations under the Notes. You should refer to the section "Use of Proceeds and Hedging." Accordingly, under certain circumstances, conflicts of interest may arise between Bear Stearns' responsibilities as calculation agent with respect to the Notes and BSIL's obligations under our hedge.

Trading and other transactions by us or our affiliates could affect the prices of the commodities underlying the Index, the level of the Index, the market value of the Notes or the amount you may receive at maturity.

        We and our affiliates may from time to time buy or sell, in the spot, futures, options, or other markets, the commodities underlying the Index or derivative instruments related to those commodities for our own accounts in connection with our normal business practices or in connection with hedging our obligations under the Notes. These trading activities may present a conflict of interest between your interest in the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. The transactions could affect the prices of those commodities or the level of the Index in a manner that would be adverse to your investment in the Notes. See "Use of Proceeds and Hedging."

        Hedging activities we or our affiliates may engage in may affect the level of the Index and, accordingly, increase or decrease the trading value of the Notes prior to maturity and the cash settlement value you would receive at maturity. To the extent that we or any of our affiliates has a long hedge position in any of the commodities that comprise the Index, or derivative or synthetic instruments related to those commodities or the Index, we or any of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the Notes or at or about the time of a change in the commodities that underlie the Index. Depending on, among other things, future market conditions, the aggregate amount and the composition of the positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Although we have no reason to believe that any of those activities will have a material impact on the level of the Index, we cannot assure you that these activities will not affect such level and the market value of the Notes prior to maturity or the cash settlement value payable at maturity.

        In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the Notes. We or any of our affiliates may hold or resell the Notes. We or any of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future.

        We or any of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other commodities or financial instruments with returns indexed to the Index. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the Notes.

        We and our affiliates, at present or in the future, may engage in business with companies that transact in commodities that are included in the Index, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to those companies and their competitors. In connection with these activities, we may receive information about those companies and their commodities positions and trading activities that we will not divulge to you or other third parties. One or more of our affiliates have published, and may in the future publish, research reports on one or more of the Index commodities. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities may affect the market value of the Notes.

The cash settlement value you receive on the Notes may be delayed or reduced upon the occurrence of a market disruption event, or an event of default.

        If the calculation agent determines that, on the calculation date, a market disruption event has occurred or is continuing, the determination of the value of the Index by the calculation agent may be deferred. As a result, the maturity date for your Notes may also be delayed for up to two consecutive index business days. If this occurs, you may not receive the cash payment that we are obligated to deliver on the maturity date of the Notes until several days after the originally scheduled due date. You should refer to the section "Description of the Notes—Market Disruption Events."

        If the calculation agent determines that an event of default (as defined below) has occurred, a holder of the Notes will only receive an amount equal to the market value of the Notes on the date of such event of default, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying hedging or funding arrangements, all as determined by the calculation agent in its sole and absolute discretion. You should refer to the section "Description of the Notes—Event of Default and Acceleration."

Lack of regulation by the CFTC.

        The Notes are debt securities that are our direct obligations. The net proceeds to be received by us from the sale of the Notes will not be used to purchase or sell the futures contracts that comprise the Index for the benefit of holders of the Notes. An investment in the Notes does not constitute either an investment in these futures contracts or in a collective investment vehicle that trades in the these futures contracts (i.e., the Notes do not constitute a direct or indirect investment by you in the trading of the underlying futures contracts that constitute the Index). Unlike an investment in the Notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the Commodity Futures Trading Commission (the "CFTC") as a "commodity pool operator" (a "CPO"). Because the Notes are not interests in a commodity pool, the Notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC's or any non-United States regulatory authority's regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The Notes do not constitute investments by you in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a "futures commission merchant" ("FCM"). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC's or any other non-United States regulatory authority's regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

        You should decide to purchase the Notes only after carefully considering the suitability of the Notes in light of your particular financial circumstances. You should also carefully consider the tax consequences of investing in the Notes. You should refer to the section "Certain U.S. Federal Income Tax Considerations" and discuss the tax implications with your own tax advisor.

DESCRIPTION OF THE NOTES

        The following description of the Notes (referred to in the accompanying prospectus supplement as the "Other Indexed Notes") supplements the description of the Notes in the accompanying prospectus supplement and prospectus. This is a summary, and is not complete. You should read the indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee"). A copy of the Indenture is available as set forth under the section of the prospectus entitled "Where You Can Find More Information."

General

        The Notes are part of a single series of debt securities under the Indenture described in the accompanying prospectus supplement and prospectus designated as Medium-Term Notes, Series B. The Notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, including the other debt securities issued under the Indenture. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At November 30, 2004:

  •
  we had outstanding (on an unconsolidated basis) approximately $44.4 billion of debt and other obligations, including approximately $39.2 billion of unsecured senior debt and $4.6 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $207.2 billion of debt and other obligations (including $58.6 billion related to securities sold under repurchase agreements, $79.3 billion related to payables to customers, $29.4 billion related to financial instruments sold, but not yet purchased, and $39.9 billion of other liabilities, including $21.0 billion of debt).

        The aggregate principal amount of the Notes will be $4,321,000. The Notes will mature on August 28, 2006. The Notes will be issued only in fully registered form, and in minimum denominations of $1,000. Initially, the Notes will be issued in the form of one or more global securities registered in the name of DTC or its nominee, as described in the accompanying prospectus supplement and prospectus.

        You should refer to the section entitled "Certain U.S. Federal Income Tax Considerations," for a discussion of certain federal income tax considerations to you as a holder of the Notes.

Interest

        We will not make any periodic payments of interest on the Notes or any other payments on the Notes, until maturity.

Payment at Maturity

        On the stated maturity date, you will receive a payment equal to the "cash settlement value," as provided below.

        The cash settlement value to which you will be entitled depends on the relation of the final index level to the initial index level:

          (i)    If the final index level is greater than or equals the initial index level, the cash settlement value per each $1,000 principal amount of Notes will equal:

          (ii)   If the final index level is less than the initial index level, the cash settlement value per each $1,000 principal amount of Notes will equal:

        For purposes of these formulas:

        The "initial index level" equals 154.02, the closing value of the Index on February 23, 2005, the date the Notes were priced for initial sale to the public.

        The "final index level" will be determined by the calculation agent and will equal the closing value of the Index on August 23, 2006, the "calculation date," or, if that day is not an index business day, on the next index business day.

        The "maturity date" of the Notes is August 28, 2006, subject to postponement because of a market disruption event.

Commodities Market Performance Historically Has a Low Correlation to the Debt or Equity Markets

        An investment in the Notes may diversify a portfolio of traditional asset classes and investments (such as stocks and bonds). A diverse portfolio consisting of assets that perform in an unrelated manner, or low correlated assets, may increase overall return and reduce the volatility or price fluctuation of a portfolio. For example, the trading value of the Notes may fall while general stock indices rise or fall. Generally a portfolio of traditional asset classes and investments (such as stocks and bonds) which have positive returns and low correlation with each other can improve the risk/reward characteristics of the combined holdings. Historically, the Index has exhibited low correlation to traditional investments, and thus, the Notes can improve a portfolio's return-to-risk profile. We anticipate that over time the performance of the Notes will not be similar to the performance of the general financial markets for equity and debt, and will move up and down independently. However, low correlation assets will not provide any diversification advantages unless the low correlated assets are outperforming other portfolio assets, and there is no guarantee that the Notes or the commodities markets in general will outperform traditional asset classes or other sectors of an investor's portfolio.

        Using the historical closing levels of the Index on a monthly basis, the table below illustrates the hypothetical cash settlement value for each 1.5 year period beginning with the first 1.5 year period, July 31, 1998 through January 31, 2000.

Hypothetical Cash Settlement Value of the Notes Using Historical Data
of the Index Assuming a 1.5 Year Holding Period

Period (Date of Initial Index Level and Final Index Level)	Initial Index Level	Final Index Level	Hypothetical Cash Settlement Value†
July 31, 1998—January 31, 2000	90.354	96.815	$1,082.23
August 31, 1998—February 29, 2000	84.267	98.063	$1,188.28
September 30, 1998—March 31, 2000	90.447	98.524	$1,102.70
October 30, 1998—April 28, 2000	87.457	96.882	$1,123.93
November 30, 1998—May 31, 2000	80.845	102.843	$1,312.92
December 31, 1998—June 30, 2000	77.803	104.764	$1,398.51
January 29, 1999—July 31, 2000	77.189	99.004	$1,325.01
February 26, 1999—August 31, 2000	74.241	108.17	$1,525.56
March 31, 1999—September 29, 2000	81.023	106.975	$1,368.35
April 30, 1999—October 31, 2000	83.997	103.82	$1,271.40
May 31, 1999—November 30, 2000	78.558	111.59	$1,483.55
June 30, 1999—December 29, 2000	82.599	114.613	$1,445.72
July 30, 1999—January 31, 2001	83.728	111.374	$1,379.72
August 31, 1999—February 28, 2001	88.211	110.479	$1,290.31
September 30, 1999—March 30, 2001	92.435	105.372	$1,160.95
October 29, 1999—April 30, 2001	88.423	108.708	$1,263.82
November 30, 1999—May 31, 2001	90.088	106.091	$1,204.28
December 31, 1999—June 29, 2001	92.273	101.571	$1,115.88
January 31, 2000—July 31, 2001	96.815	102.57	$1,068.36
February 29, 2000—August 31, 2001	98.063	102.225	$1,048.81
March 31, 2000—September 28, 2001	98.524	95.107	$965.32
April 28, 2000—October 31, 2001	96.882	90.407	$933.17
May 31, 2000—November 30, 2001	102.843	90.959	$884.45
June 30, 2000—December 31, 2001	104.764	89.033	$849.84
July 31, 2000—January 31, 2002	99.004	88.309	$891.97
August 31, 2000—February 28, 2002	108.17	90.476	$836.42
September 29, 2000—March 29, 2002	106.975	99.588	$930.95
October 31, 2000—April 30, 2002	103.82	99.431	$957.72
November 30, 2000—May 31, 2002	111.59	97.755	$876.02
December 29, 2000—June 28, 2002	114.613	99.518	$868.30
January 31, 2001—July 31, 2002	111.374	98.826	$887.33
February 28, 2001—August 30, 2002	110.479	102.581	$928.51
March 30, 2001—September 30, 2002	105.372	106.294	$1,010.06
April 30, 2001—October 31, 2002	108.708	105.053	$966.38
May 31, 2001—November 29, 2002	106.091	105.247	$992.04
June 29, 2001—December 31, 2002	101.571	110.276	$1,098.56
July 31, 2001—January 31, 2003	102.57	118.644	$1,180.22
August 31, 2001—February 28, 2003	102.225	122.526	$1,228.38
September 28, 2001—March 31, 2003	95.107	113.171	$1,218.42
October 31, 2001—April 30, 2003	90.407	112.36	$1,279.25
November 30, 2001—May 30, 2003	90.959	118.821	$1,352.26

December 31, 2001—June 30, 2003	89.033	115.788	$1,345.58
January 31, 2002—July 31, 2003	88.309	116.395	$1,365.75
February 28, 2002—August 29, 2003	90.476	120.898	$1,386.68
March 29, 2002—September 30, 2003	99.588	120.898	$1,246.08
April 30, 2002—October 31, 2003	99.431	126.571	$1,313.90
May 31, 2002—November 28, 2003	97.755	126.087	$1,333.30
June 28, 2002—December 31, 2003	99.518	135.269	$1,413.13
July 31, 2002—January 30, 2004	98.826	137.62	$1,451.43
August 30, 2002—February 27, 2004	102.581	146.445	$1,491.74
September 30, 2002—March 31, 2004	106.294	150.837	$1,481.91
October 31, 2002—April 30, 2004	105.053	148.046	$1,470.64
November 29, 2002—May 31, 2004	105.247	150.436	$1,493.77
December 31, 2002—June 30, 2004	110.276	144.034	$1,352.04
January 31, 2003—July 30, 2004	118.644	146.414	$1,269.17
February 28, 2003—August 31, 2004	122.526	143.556	$1,197.38
March 31, 2003—September 30, 2004	113.171	153.175	$1,406.51
April 30, 2003—October 29, 2004	112.36	155.549	$1,442.04
May 30, 2003—November 30, 2004	118.821	153.406	$1,334.73
June 30, 2003—December 31, 2004	115.788	145.604	$1,296.13
July 31, 2003—January 31, 2005	116.395	146.821	$1,300.61

† per $1,000 Principal Amount

        The following sets forth the hypothetical cash settlement values which were calculated above using the historical closing levels of the Index on a monthly basis for each 1.5 year period beginning with the first 1.5 year period, July 31, 1998 through January 31, 2000.

Hypothetical Cash Settlement Value Per $1,000 Principal Amount

Summary of Year End Performance of Traditional Asset Classes and Investments Versus the Index

        The table below provides a comparative example of how various asset classes and investments have performed from January 1, 1999 through December 31, 2004. Industry recognized indices are used to represent particular asset classes. Past performance is not necessarily indicative of future results.

Year Ending	Dow Jones—AIG Commodity IndexSM	S&P 500 Index[1]	S&P Europe 350 Index[2]	Nikkei 225 Index[3]	Gold Bullion[4]	Lehman US Bond Index[5]
1999	18.60%	21.04%	36.83%	36.79%	-0.09%	-0.79%
2000	24.21%	-9.10%	-0.84%	-27.19%	-5.47%	11.15%
2001	-22.32%	-11.89%	-15.20%	-23.52%	2.46%	8.60%
2002	23.86%	-22.10%	-30.22%	-18.63%	24.77%	10.14%
2003	22.66%	28.68%	15.48%	24.45%	19.37%	4.55%
2004	7.64%	10.88%	11.89%	7.61%	5.54%	4.52%
5 year CAGR[6]	9.55%	-2.30%	-5.38%	-9.51%	8.77%	7.76%

The S&P 500 Index represents the large-capitalization segment of the U.S. equity markets. The calculation of the value of the S&P 500 Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time. Dividend income is added to price appreciation to arrive at total return. You can obtain additional information at http://www.standardandpoors.com.

2
The S&P Europe 350 Index measures the performance of 350 equities in 17 Pan-European markets, covering approximately 70% of the total market capitalization. It offers a balance between broad market representation and liquidity. Dividend income is added to price appreciation to arrive at total return. You can obtain additional information at http://www.standardandpoors.com.

3
The Nikkei 225 Index is a stock index that measures the composite price performance of 225 Japanese stocks that trade on the Tokyo Stock Exchange. The Nikkei 225 Index is a modified, price-weighted index, meaning that the stocks' weight in the index is based on its price per share rather than the total market capitalization. You can obtain additional information at http://www.nni.nikkei.co.jp.

4
This is the gold spot price quoted in U.S. dollars per troy ounce using the 5:00 p.m. New York time value. You can obtain additional information on your Bloomberg Professional® terminal by typing "GOLDS" (as the ticker symbol) and the "‹comdty›" button.

5
The Dow Jones Lehman U.S. Bond Composite Index consists of an equal weighting of the Lehman U.S. Government Bond Index, the Lehman Investment Grade Corporate Bond Index and the Lehman Mortgage Backed Bond Index. You can obtain additional information on your Bloomberg Professional® terminal by typing "BNDUS" as the ticker symbol and the "‹Index›" button.

6
The Compound Annual Growth Rate (CAGR) reflects a year-to-year growth rate of an investment over a multiple-year period. CAGR is a pro forma calculation that provides a "smoothed" annual yield.

Illustrative Examples:

The following are illustrative examples demonstrating the hypothetical cash settlement value of a Note based on the assumptions outlined below.

Assumptions:

  •
  Investor purchase the Notes at the initial offering price of $1,000 per each $1,000 principal amount of Notes.

  •
  Investor does not sell the Notes and holds each Note to maturity.

  •
  The hypothetical initial index level is 154.02.

  •
  All returns are based on a 1.5-year (18 month) term; pre-tax basis.

  •
  No market disruption events occur during the term of the Notes.

Example 1: The final index level is greater than the initial index level.

In this example, the Index generally rises over the term of the Note. On the calculation date, the final index level is 191.76, representing a 24.50% gain from the initial index level. In this example, using the formula below, the cash settlement value will equal $1,281.77.

Example 2: The final index level equals the initial index level.

In this example, the Index generally remains consistent over the term of the Note. On the calculation date, the final index level equals the initial index level. In this example, using the formula below, the cash settlement value will equal $1,000.

Example 3: The final index level is less than the initial index level.

In this example, the Index generally declines over the term of the Note. On the calculation date, the final index level is 123.37, representing a 19.90% loss in the value of the Index from the initial index level. Since the final index level fell below the initial index level, the cash settlement value reflects the percentage decline in the Index. In this example, using the formula below, the cash settlement value will equal $801.00.

Summary of Examples 1 Through 3
Reflecting the Hypothetical Cash Settlement Value

	Example 1	Example 2	Example 3
Hypothetical Initial Index Level	154.02	154.02	154.02

Hypothetical Final Index Level	191.76	154.02	123.37

Value of Final Index Level Relative to the Initial Index Level	Higher	Equal	Lower

Hypothetical Cash Settlement Value Per Each $1,000 Principal Amount of Notes	$1,281.77	$1,000.00	$801.00

Discontinuance of the Index

        If Dow Jones and AIGI discontinue publication of the Index and they or another entity publish a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (the new index being referred to as a "successor index"), then the final index level will be determined by reference to the successor index at the close of trading on the relevant exchange or market for the successor index on the date that the final index level is to be determined.

        Upon any selection by the calculation agent of a successor index, the calculation agent will notify us and the Trustee, who will provide notice of the selection of the successor index to the registered holders of the Notes.

        If Dow Jones and AIGI discontinue publication of the Index prior to, and such discontinuance is continuing on, the date that the final index level is to be determined and the calculation agent determines that no successor index is available at such time, then, on such date, the calculation agent will notify us and the Trustee, and will calculate the appropriate closing levels. The closing level of the Index will be computed by the calculation agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant commodities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each commodity most recently comprising the Index on the primary organized exchange or trading system on which such securities trade. "Closing level" means, with respect to any security on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked price regular way on such date, in either case on the primary organized exchange or trading system on which such security is then listed or admitted to trading.

        If a successor index is selected, or the calculation agent calculates a value as a substitute for the Index as described above, that successor index or its closing level will be used as a substitute for the Index for all purposes, including for purposes of determining whether an index business day or market disruption event has occurred or exists. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Notes.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

Adjustments to the Index

        If at any time the method of calculating the Index or a successor index, or the final index level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on the date that the final index level is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a level of a commodity index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made. The calculation agent will calculate the final index level with reference to the Index or such successor index, as adjusted.

Market Disruption Events

        If there is a market disruption event on the calculation date, the calculation date will be the first succeeding index business day on which there is no market disruption event, unless there is a market disruption event on each of the two index business days following the original date that, but for the market disruption event, would have been the calculation date. In that case, the second index business day will be deemed to be the calculation date, notwithstanding the market disruption event and the calculation agent will determine the level of the Index on that second index business day in accordance with the formula for and method of calculating the Index in effect prior to the market disruption event using the exchange traded price of each commodity in the Index (or, if trading in any such commodity has been materially suspended or materially limited, the calculation agent's good faith estimate of the exchange traded price that would have prevailed but for such suspension or limitation) as of that second index business day. As a result, the maturity date for your Notes may also be delayed for up to two consecutive index business days. If this occurs, you may not receive the cash payment that we are obligated to deliver on the maturity date of the Notes until several days after the originally scheduled due date.

        An "index business day" will be a day, as determined by the calculation agent, on which the sum of the commodity index percentages (as defined below under "Description of the Index—Annual Rebalancing of the Index") for the Index commodities that are open for trading is greater than 50%. All determinations made by the calculation agent will be at the sole discretion of the calculation agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

        A "market disruption event" means either of the following events, as determined by the calculation agent, in its sole discretion:

  •
  the termination or suspension of, or material limitation or disruption of trading for more than three hours in any futures contract used in the calculation of the Index or any successor index;

  •
  the official price as published by the futures exchange on which the Index commodity trades (the "settlement price") for any Index commodity has increased or decreased by the maximum permitted price change from the previous day's settlement price;

  •
  the failure of an exchange to publish a settlement price for any respective Index commodity;

  •
  with respect to any Index commodity that trades on the London Metal Exchange ("LME"), a business day on which the LME is not open for trading; or

  •
  in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to manage, enter into or unwind a hedge with respect to the Notes that we or our affiliates have effected or may effect as described in "Use of Proceeds and Hedging."

The following events will not be market disruption events:

  •
  a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the futures exchange in which an Index commodity trades; or

  •
  a decision to permanently discontinue trading in the option or futures contracts relating to the Index or Index commodity.

Redemption; Defeasance

        The Notes are not subject to redemption before maturity, and are not subject to the defeasance provisions described in the section entitled "Description of Debt Securities – Defeasance" in the accompanying prospectus.

Events of Default and Acceleration

        If an Event of Default (as defined in the accompanying prospectus) with respect to any Notes has occurred and is continuing, then the amount payable to you, as a beneficial owner of a Note, upon any acceleration permitted by the Notes will be equal to the cash settlement value as though the date of early repayment were the maturity date of the Notes, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying or related hedging or funding arrangements, all as determined by the calculation agent in its sole and absolute discretion. If a bankruptcy proceeding is commenced in respect of us, the claims of the holder of a Note may be limited under Title 11 of the United States Code.

Same-Day Settlement and Payment

        Settlement for the Notes will be made by Bear Stearns in immediately available funds. Payments of the cash settlement value will be made by us in immediately available funds, so long as the Notes are maintained in book-entry form.

Calculation Agent

        The calculation agent for the Notes will be Bear Stearns. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and us. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent, including with respect to certain determinations and judgments that the calculation agent must make in determining the cash settlement value. Bear Stearns is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

DESCRIPTION OF THE INDEX

General

        We obtained all information regarding the Index contained in this pricing supplement, including its make-up, method of calculation and changes in its components, from (i) publicly available sources and (ii) a summary of the Dow Jones—AIG Commodity IndexSM Handbook (a document that is considered confidential and proprietary to Dow Jones and AIGI and is not publicly available). Such information reflects the policies of, and is subject to change by, Dow Jones and AIGI. We have not independently verified this information. You, as an investor in the Notes, should make your own investigation into the Index, AIGI and Dow Jones. Dow Jones and AIGI are not involved in the offer of the Notes in any way and have no obligation to consider your interests as a holder of the Notes. Dow Jones and AIGI have no obligation to continue to publish the Index, and may discontinue publication of the Index at any time in their sole discretion. The consequences of their discontinuing publication of the Index are described in the section entitled "Description of the Notes—Discontinuance of the Index." We do not assume any responsibility for the accuracy or completeness of any information relating to the Index.

        The Index was created by AIGI in July 1998 to provide a diversified and liquid benchmark for commodities as an asset class. The Index currently is composed of the prices of 19 exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity futures markets, please see the section entitled "The Commodity Futures Markets." The 20 Index commodities selected for 2004 were as follows: aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. For 2005, the 19 Index commodities selected for inclusion in the Index are as follows: aluminum, coffee, copper, corn, crude oil, gold, heating oil, hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. Futures contracts on the Index are currently listed for trading on the CBOT.

        The Index is a proprietary index that Dow Jones and AIGI developed and calculate. The methodology for determining the composition and weighting of the Index and for calculating its value is subject to modification by Dow Jones and AIGI, at any time. At present, Dow Jones disseminates the Index value approximately every fifteen (15) seconds (assuming the Index value has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time) and publishes a daily Index value at approximately 4:00 p.m. (New York time), on each index business day on Bloomberg page DJAIG. An index business day is a day on which the sum of the commodity index percentages (as defined below in "Annual Reweightings and Rebalancings of the Index") for the Index commodities that are open for trading is greater than 50%. For example, based on the weighting of the Index commodities for 2004 and 2005, an index business day will not exist if the CBOT and the NYMEX were closed for trading on the same day.

        AIGI and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Index, as well as commodities, including commodities included in the Index. AIGI and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives, and related instruments which are linked to the performance of commodities or are linked to the performance of the Index. Certain of AIGI's affiliates may underwrite or issue other securities or financial instruments indexed to the Index and related indices, and AIGI and Dow Jones and their affiliates may license the Index for publication or for use by unaffiliated third parties. These activities could present conflicts of interest and could affect the value of the Index. For instance, a market maker in a financial instrument linked to the performance of the Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying Index components in order to hedge the market maker's position in the financial instrument may affect the market price of the futures contracts included in the Index, which in turn may affect the value of the Index. With respect to any of the activities described above, none of AIGI, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the Notes into consideration at any time.

The Dow Jones—AIG Commodity Index Oversight Committee

        Dow Jones and AIGI have established the Dow Jones—AIG Commodity Index Oversight Committee (the "oversight committee") to assist them in connection with the operation of the Index. The oversight committee includes prominent members of the financial, academic and legal communities selected by AIGI and meets annually to consider any changes to be made to the Index for the coming year. The oversight committee may also meet at such other times as may be necessary.

        As described in more detail below, the Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Index are determined each year in June or July by AIGI under the supervision of the oversight committee, announced in July and implemented the following January. The composition of the Index for 2004 was approved by the oversight committee at a meeting held in July 2003 and the composition for 2005 was approved at a meeting held on July 22, 2004. The next Index reweighting and rebalancing will take place in January 2006.

        The current composition of the Index is described below under "—Composition of the Index."

Four Main Principles Guiding the Creation of the Index

        The Index was created using the following four main principles:

  •
  Economic Significance.    A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Index uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities.

    The Index primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Index also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the pronouncements of the markets themselves. The Index thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

  •
  Diversification.    A second major goal of the Index is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Index is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

  •
  Continuity.    The third goal of the Index is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Index from year to year. The Index is intended to provide a stable benchmark, so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Index.

  •
  Liquidity.    Another goal of the Index is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Index can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

These principles represent goals of the Index and its creators, and there can be no assurance that these goals will be reached by either Dow Jones or AIGI.

Composition of the Index

  Commodities Available for Inclusion in the Index

        A number of commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Index and which are the subject of a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the LME, each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange.

        The 23 potential commodities currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, cattle, hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

  Designated Contracts for Each Commodity

        A futures contract known as a "designated contract" is selected for each commodity. With the exception of several LME contracts, where the oversight committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a designated contract for a commodity, the oversight committee selects the futures contract that is traded in North America and denominated in dollars. If more than one such contract exists, the oversight committee selects the most actively traded contract. Data concerning this designated contract will be used to calculate the Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a designated contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that designated contract. The designated contracts for the commodities included in the Index for 2005 and 2004 are as follows:

The Dow Jones—AIG Commodity IndexSM Commodity Index Percentages
for 2005 and 2004

	WEIGHTING
COMMODITY
	2005		2004
Aluminum	7.06%		6.94%
Cocoa	0.00%	‡	2.00%
Coffee	3.02%		2.94%
Copper	5.89%		5.81%
Corn	5.94%		6.07%
Cotton	3.23%		3.16%
Crude Oil	12.81%		13.19%
Gold	5.98%		5.89%
Heating Oil	3.85%		3.99%
Live Cattle	6.15%		5.87%
Lead	0.00%	‡	0.00%	‡
Lean Hogs	4.39%		4.11%
Natural Gas	12.28%		11.61%
Nickel	2.61%		2.23%
Platinum	0.00%	‡	0.00%	‡
Silver	2.00%		2.14%
Soybeans	7.60%		7.41%
Soybean Oil	2.67%		2.46%
Sugar	2.93%		2.72%
Tin	0.00%	‡	0.00%	‡
Unleaded Gasoline	4.05%		4.20%
Wheat	4.87%		4.89%
Zinc	2.67%		2.36%

‡
This commodity was not a designated commodity included in the Index for the respective year.

  The commodity, designated contracts, exchange, units and price quote convention for the commodities included in the Index for 2005 are as follows:

COMMODITY	DESIGNATED CONTRACT	EXCHANGE	UNITS	PRICE QUOTE
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	$/metric ton
Coffee	Coffee "C"	CSCE	37,500 lbs	cents/pound
Copper*	High Grade Copper	COMEX	25,000 lbs	cents/pound
Corn	Corn	CBOT	5,000 bushels	cents/bushel
Cotton	Cotton	NYCE	50,000 lbs	cents/pound
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	$/barrel
Gold	Gold	COMEX	100 troy oz.	$/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	cents/gallon
Live Cattle	Live Cattle	CME	40,000 lbs	cents/pound
Lean Hogs	Lean Hogs	CME	40,000 lbs	cents/pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	$/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	$/metric ton
Silver	Silver	COMEX	5,000 troy oz.	cents/troy oz.
Soybeans	Soybeans	CBOT	5,000 bushels	cents/bushel
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	cents/pound
Sugar	World Sugar No. 11	CSCE	112,000 lbs	cents/pound
Unleaded Gasoline	New York Harbor	NYMEX	42,000 gal	cents/gallon
Unleaded Gasoline
Wheat	Wheat	CBOT	5,000 bushels	cents/bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	$/metric ton

*
The Index uses the high grade copper contract traded on the Comex Division of the NYMEX for copper contract prices and LME volume data in determining the weighting for the index.

        In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin were considered (but not selected) for inclusion in the Index.

COMMODITY	DESIGNATED CONTRACT	EXCHANGE	UNITS	PRICE QUOTE
Cocoa	Cocoa	CSCE	10 metric tons	$/metric ton
Lead	Lead and Lead Alloys	LME	25 tonnes	$/tonne
Platinum	Platinum	NYMEX	50 troy oz.	$/troy oz.
Tin	Tin	LME	5 tonnes	$/tonne

  Commodity Groups

        For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Index are assigned to "commodity groups." The commodity groups for 2005 and 2004, and the commodities included in each commodity group, are as follows:

Index Breakdown by Commodity Group

	2005	2004
Energy	33.00%	33.00%
Precious Metals	7.98%	8.03%
Industrial Metals	18.22%	17.34%
Livestock	10.54%	9.98%
Grains	18.40%	18.37%
Softs	9.19%	10.82%
Vegetable Oil	2.67%	2.46%
COMMODITY GROUP:	COMMODITIES:	COMMODITY GROUP:	COMMODITIES:
Energy	Crude Oil	Livestock	Lean Hogs
	Heating Oil		Live Cattle
Natural Gas
	Unleaded Gasoline	Grains	Corn Soybeans Wheat
Precious Metals	Gold Platinum Silver	Softs	Cocoa Coffee Cotton Sugar
Industrial Metals	Aluminum Copper Lead Nickel Tin Zinc	Vegetable Oil	Soybean Oil

Annual Reweightings and Rebalancings of the Index

        The changes in Index composition were announced on July 30, 2004, and are set forth in "Description of the Index—The Dow Jones—AIG Commodity Index Oversight Committee." These changes took effect in January 2005 and, accordingly, the next Index reweighting and rebalancing will take place in January 2006.

  Determination of Relative Weightings

        The relative weightings of the component commodities included in the Index are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in Index, liquidity is measured by the commodity liquidity percentage ("CLP") and production by the commodity production percentage ("CPP"). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the designated contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the designated contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Index. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the commodity index percentage ("CIP") for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Index (the "Index commodities") and their respective percentage weights.

  Diversification Rules

        The Index is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Index as of January of the applicable year:

  •
  No related group of commodities designated as a "commodity group" e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the Index.

  •
  No single commodity may constitute more than 15% of the Index.

  •
  No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Index.

  •
  No single commodity that is in the Index may constitute less than 2% of the Index.

        Following the annual reweighting and rebalancing of the Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

  Commodity Index Multipliers

        Following application of the diversification rules discussed above, CIPs are incorporated into the Index by calculating the new unit weights for each Index commodity. Near the beginning of each new calendar year (the "CIM determination date"), the CIPs, along with the settlement prices on that date for designated contracts included in the Index, are used to determine a "commodity index multiplier" or "CIM" for each Index commodity. This CIM is used to achieve the percentage weightings of the Index commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

        The Index is calculated by Dow Jones, in conjunction with AIGI, by applying the impact of the changes to the futures prices of commodities included in the Index (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Index is a mathematical process whereby the CIMs for the Index commodities are multiplied by the prices in U.S. dollars for the applicable designated contracts. These products are then summed. The percentage change in this sum is then applied to the prior Index value to calculate the current Index value. Dow Jones disseminates the Index value approximately every fifteen (15) seconds (assuming the Index value has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time), and publishes a daily Index value at approximately 4:00 p.m. (New York time) on each index business day on its website at http://www.djindexes.com.

The Index is a Rolling Index

        The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five business days each month according to a pre-determined schedule. This process is known as "rolling" a futures position. The Index is a "rolling index".

Index Calculation Disruption Events

        From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Index will be adjusted in the event that AIGI determines that any of the following index calculation disruption events exists:

  (a)
  the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Index on that day,

  (b)
  the settlement price of any futures contract used in the calculation of the Index reflects the maximum permitted price change from the previous day's settlement price,

  (c)
  the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Index, or

  (d)
  with respect to any futures contract used in the calculation of the Index that trades on the LME, a business day on which the LME is not open for trading.

The Commodity Futures Markets

        Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement amount based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as "short") and acquired by the purchaser (whose position is described as "long") or in which the cash settlement amount is to be made.

        There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as "initial margin." This amount varies based on the requirements imposed by the exchange clearing houses and the broker, but may be as low as 5% or less of the value of the futures contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

        By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from trading futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called "variation margin"

and make the existing positions in the futures contract more or less valuable, a process known as "marking to market."

        Futures contracts are traded on organized exchanges generally, known as "contract markets" in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an equal and opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader's profit or loss.

        U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by foreign regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description and foreign regulation may not always be comparable to U.S. regulation. From its inception to the present, the Index has been comprised exclusively of futures contracts traded on regulated exchanges.

Historical Data on the Index

        Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown in the following table is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index during any period shown in the following table is not an indication of future performance of the Index.

        The following table sets forth the monthly performance of the Index from July 31, 1998 through January 31, 2005. We obtained the index closing levels listed below from public sources and believe such information to be accurate. The results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the Index in the future. The actual price performance of the Index over the life of the notes may bear little relation to the historical terms shown below.

	1998	1999	2000	2001	2002	2003	2004	2005
January		77.189	96.815	111.374	88.309	118.644	137.620	146.821
February		74.241	98.063	110.479	90.476	122.526	146.445
March		81.023	98.524	105.372	99.588	113.171	150.837
April		83.997	96.882	108.708	99.431	112.360	148.046
May		78.558	102.843	106.091	97.755	118.821	150.436
June		82.599	104.764	101.571	99.518	115.788	144.034
July	90.354	83.728	99.004	102.570	98.826	116.395	146.414
August	84.267	88.211	108.170	102.225	102.581	120.898	143.556
September	90.447	92.435	106.975	95.107	106.294	120.898	153.175
October	87.457	88.423	103.820	90.407	105.053	126.571	155.549
November	80.845	90.088	111.590	90.959	105.247	126.087	153.406
December	77.803	92.273	114.613	89.033	110.276	135.269	145.604

        The following graph sets forth the historical performance of the Index presented in the preceding table. Past movements of the Index are not necessarily indicative of the future performance of the Index. On February 23, 2005, the closing level of the Index was 154.02.

License Agreement

        We have entered into a non-exclusive license agreement with Dow Jones and AIGI providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index, which is owned and published by Dow Jones and AIGI, in connection with certain products, including the Notes.

        The license agreement between Dow Jones AIGI and us provides that the following language must be set forth in this pricing supplement.

        "The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates. None of Dow Jones, American International Group, AIGI or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the Notes particularly. The only relationship of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Dow Jones—AIG Commodity IndexSM, which is determined, composed and calculated by Dow Jones in conjunction with AIGI without regard to us or the Notes. Dow Jones and AIGI have no obligation to take our needs or the needs of the owners of the Notes into consideration in determining, composing or calculating the Dow Jones—AIG Commodity IndexSM. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to Notes customers, in connection with the administration, marketing or trading of the Notes. Notwithstanding the foregoing, AIGI, American International Group and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by Licensee, but which may be similar to and competitive with the Notes. In addition, American International Group, AIGI and their respective subsidiaries or affiliates actively trade commodities, commodity indices and commodity futures (including the Dow Jones—AIG Commodity IndexSM and the Dow Jones—AIG Commodity Index Total ReturnSM, as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones—AIG Commodity IndexSM and the Notes.

        This pricing supplement relates only to the Notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones—AIG Commodity IndexSM components. Purchasers of the Notes should not conclude that the inclusion of a futures contract in the Dow Jones—AIG Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates. The information in the pricing supplement regarding the exchange-traded futures contracts on physical commodities which comprise the Dow Jones—AIG Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the exchange-traded futures contracts which comprise the Dow Jones—AIG Commodity IndexSM in connection with Notes. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the exchange-traded futures contracts which comprise the Dow Jones—AIG Commodity IndexSM, including without limitation a description of factors that affect the prices of such exchange-traded futures contracts, are accurate or complete.

        NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES—AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES—AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES—AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIGI OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIGI AND US, OTHER THAN AMERICAN INTERNATIONAL GROUP AND ITS AFFILIATES."

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain of the U.S. federal income tax consequences of the purchase, ownership and disposition of Notes. Except as provided below under "Federal Income Tax Consequences to Non-U.S. Holders," this summary deals only with an owner of a Note that is:

  •
  a citizen or resident of the United States,

  •
  a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any State thereof (including the District of Columbia),

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "U.S. holder").

        If a partnership (including any entity that is treated as a partnership for U.S. federal tax purposes) is a beneficial owner of a Note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of a Note that is a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of a Note.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. holders that purchase Notes at initial issuance, and own Notes as capital assets and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, tax-exempt organizations, retirement plans, real estate investment trusts, regulated investment companies, securities dealers or brokers, expatriates, former citizens of the United States, or investors whose functional currency is not the U.S. dollar). Persons considering the purchase of Notes should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of Notes arising under the laws of any other taxing jurisdiction.

        General.    There are no statutory provisions, regulations, published rulings or judicial decisions addressing or involving the treatment, for U.S. federal income tax purposes, of the Notes or securities with terms substantially the same as the Notes. Accordingly, the proper U.S. federal income tax treatment of the Notes is uncertain.

        Characterization of the Notes.    Pursuant to the terms of the Notes, the Company and each U.S. Holder agree (in the absence of an administrative determination or judicial ruling to the contrary) to treat the Notes for all tax purposes as pre-paid cash-settled forward contracts linked to the value of the Index.

        Payment on the Maturity Date.    Assuming the Notes are treated as pre-paid cash-settled forward contracts, upon the receipt of cash on the maturity date of the Notes, a U.S. Holder will recognize gain or loss. The amount of such gain or loss will be the extent to which the amount of cash received differs from the U.S. Holder's tax basis in the Notes (which, in general, will be the amount the U.S. Holder paid for its Notes). It is uncertain whether any such gain or loss would be treated as ordinary income or loss or capital gain or loss. Absent a future clarification in current law (by an administrative determination or judicial ruling), where required, we intend to report any such gain or loss to the IRS in a manner consistent with the treatment of such gain or loss as capital gain or loss. If such gain or loss is treated as capital gain or loss, then any such gain or loss will generally be long-term capital gain or loss, as the case may be, if the U.S. Holder held the Notes for more than one year on the maturity date. The deductibility of capital losses is subject to certain limitations.

        Sale or Exchange of the Notes.    Assuming the Notes are treated as pre-paid cash-settled forward contracts, upon a sale or exchange of a Note prior to the maturity date, a U.S. Holder should generally recognize capital gain or loss equal to the difference between the amount realized on such sale or exchange and such U.S. Holder's tax basis in the Notes sold or exchanged. Capital gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the Notes for more than one year at the time of the sale or exchange. As discussed above, the deductibility of capital losses is subject to certain limitations.

        The treatment of the Notes described above is not binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the Notes.

Possible Alternative Tax Treatments of an Investment in the Notes

        Because there are no regulations, published rulings, or judicial decisions addressing the treatment for federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other treatments are possible. For example, it is possible that each Notes could be treated as consisting of a cash-settled forward contract with respect to the Index and a deposit with the Company of cash in an amount equal to the principal amount of a Note to secure the U.S. Holder's obligation to settle the forward contract, in which case a U.S. Holder would be required to accrue interest income or original issue discount on a current basis in respect of the deposit.

        Alternatively, it is possible that the Notes could be treated as "contingent payment debt instruments" for federal income tax purposes. If the IRS were successful in asserting that the Notes are contingent payment debt instruments, the timing and character of income thereon would be significantly affected.

        For example, a U.S. Holder would be required to include in income in each year an amount equal to the "comparable yield" of the Notes, which is generally equal to the yield at which the Company would issue a noncontingent debt instrument with terms and conditions similar to the Notes. In addition, a "projected payment schedule" would be computed as of the closing date that would produce the comparable yield. Furthermore, any gain realized on the maturity date or upon an earlier sale or exchange of the Notes would generally be treated as ordinary income, and any loss realized on the maturity date or upon a sale or other disposition of the Notes would be treated as ordinary loss to the extent of interest included as income in the current or previous taxable years by the U.S. Holder in respect of the Notes, and capital loss thereafter.

        Finally, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain "notional principal contracts." The preamble to the proposed regulations states that the "wait and see" method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or the U.S. Treasury Department publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. Holder could be required to accrue income over the term of the Notes.

        Even if the Notes are not treated as contingent payment debt instruments or cash-settled forward contracts and deposits, other alternative U.S. federal income tax characterizations or treatments of the Notes are possible, and if applied could also affect the timing and the character of the income or loss with respect to the Notes. Prospective purchasers are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes.

Federal Income Tax Consequences to Non-U.S. Holders

        As used in this discussion, the term "Non-U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  a foreign partnership,

  •
  an estate whose income is not subject to U.S. federal income tax on a net income basis, or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

        Assuming a Note is treated as a pre-paid cash-settled forward contract, in the case of a Non-U.S. Holder, a payment made with respect to a Note on the maturity date will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements and that such payments are not effectively connected with a U.S. trade or business of such Non-U.S. Holder. Any capital gain realized upon the sale or other disposition of a Note by a Non-U.S. Holder will generally not be subject to U.S. federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such Non-U.S. Holder and (ii) in the case of an individual Non-U.S. Holder, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition, or the gain is not attributable to a fixed place of business maintained by such individual in the United States and such individual does not have a "tax home" (as defined for U.S. federal income tax purposes) in the United States.

        As discussed above, alternative characterizations of the Notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the Notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the Notes to become subject to withholding tax, the Company will withhold tax at the applicable statutory rate and will not pay "additional amounts" or otherwise "gross-up" the Non-U.S. Holders. Prospective Non-U.S.

        Holders of the Notes should consult their own tax advisors in this regard.

Backup Withholding and Information Reporting

        A beneficial owner of a Note may be subject to information reporting and to backup withholding at the applicable statutory rate of U.S. federal income tax on certain amounts paid to the beneficial owner unless such beneficial owner provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

        Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's U.S. federal income tax provided the required information is furnished to the IRS.

        THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN NOTES. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES.

CERTAIN ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of the Notes by a Plan with respect to which the Company and/or Bear Stearns is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such Notes are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. The Company and several of its subsidiaries, such as Bear Stearns, are each considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although the Company is not a "disqualified person" with respect to an IRA simply because the IRA is established with Bear Stearns or because Bear Stearns provides brokerage to the IRA, and neither the Company nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs as only employer-sponsored IRAs are covered by ERISA.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts. A fiduciary of a Plan purchasing the Notes, or in the case of certain IRAs, the grantor or other person directing the purchase of the Notes for the IRA, shall be deemed to represent that its purchase, holding, and disposition of the Notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available.

        A fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be subject to a penalty under ERISA. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of the Notes on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, the Company and/or Bear Stearns should consult with counsel prior to making any such acquisition.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code.

However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans should consider applicable Similar Law when investing in the notes. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the notes will not result in a non-exempt violation of applicable Similar Law.

USE OF PROCEEDS AND HEDGING

        At closing we will transfer the net proceeds from the sale of the Notes to BSIL, for their general corporate purposes. In addition, BSIL, on or before the date of this pricing supplement, will also hedge our anticipated exposure in connection with the Notes by the purchase and sale of exchange-traded and over-the-counter options on, or other derivative or synthetic instruments related to, the Index, individual commodities included in the Index, futures contracts on the Index and/or options on such futures contracts. At various times after the initial offering and before the maturity of the Notes, depending on market conditions (including the value of the Index), in connection with hedging with respect to the Notes, we expect that BSIL will increase or decrease our initial hedging positions using dynamic hedging techniques and may take long or short positions in the Index, individual commodities included in the Index, listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Index and such individual commodities. In addition, BSIL may periodically purchase or otherwise acquire a long or short position in the Notes and may, in our or their discretion, hold or resell such Notes. BSIL may also take positions in other types of appropriate financial instruments that may become available in the future. If BSIL has a long hedge position in the Index, individual commodities included in the Index or options contracts in, or other derivative or synthetic instruments related to, the Index and such underlying commodities, then BSIL may liquidate a portion of its holdings at or about the time of the maturity of the Notes. Depending on, among other things, future market conditions, the total amount and the composition of such positions are likely to vary over time. BSIL will not be able to ascertain our profits or losses from any hedging position until such position is closed out and any offsetting position or positions is taken into account. Although we have no reason to believe that such hedging activity will have a material impact on the price of such options, commodities, futures contracts and such options on futures contracts or on the value of the Index, we cannot guarantee that BSIL will not affect such prices or value as a result of their hedging activities. You should also refer to "Use of Proceeds" in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in the Distribution Agreement dated as of June 19, 2003, as amended, we have agreed to sell to Bear Stearns, as principal, and Bear Stearns has agreed to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Agent	Principal Amount of Notes
Bear, Stearns & Co. Inc.	$4,321,000
Total	$4,321,000

        We have granted Bear Stearns an option, exercisable for 30 days from the date of this pricing supplement, to purchase from us up to an additional $648,000 of Notes at the public offering price set forth on the cover page of this pricing supplement, less the agent's discount, to cover any over-allotments. If this option is exercised, in whole or in part, subject to certain conditions, Bear Stearns will become obligated to purchase from us and we will be obligated to sell to Bear Stearns an amount of the Notes equal to the amount of the over-allotment exercised.

        Bear Stearns intends to initially offer $4,321,000 of the Notes to the public at the offering price set forth on the cover page of this pricing supplement, and to subsequently resell the remaining face amount of the Notes at prices related to the prevailing market prices at the time of resale. In the future, Bear Stearns may repurchase and resell the Notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. We will offer the Notes to Bear Stearns at a discount of 1.00% of the price at which the Notes are offered to the public. Bear Stearns may reallow a discount to other agents not in excess of 1.00% of the public offering price.

        Payment of the purchase price shall be made in funds that are immediately available in New York City.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the agents for certain expenses.

        The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange and we do not expect a trading market to develop. Bear Stearns has advised us that, following completion of the offering of the Notes, they intend under ordinary market conditions to indicate prices for the Notes on request, although they are under no obligation to do so and may discontinue any market-making activities at any time without notice. Accordingly, no guarantees can be given as to whether an active trading market for the Notes will develop or, if such a trading market develops, as to the liquidity of such trading market. We cannot guarantee that bids for outstanding Notes will be made in the future, nor can we predict the price at which those bids will be made. The Notes will cease trading as of the close of business on the maturity date.

        In order to facilitate the offering of the Notes, Bear Stearns may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level higher than that which might otherwise prevail in the open market. Specifically, Bear Stearns may over-allot or otherwise create a short position in the Notes for its own account by selling more Notes than have been sold to them by us. Bear Stearns may elect to cover any such short position by purchasing Notes in the open market. In addition, Bear Stearns may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales of Notes. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such stabilizing, if commenced, may be discontinued at any time and in any event shall be discontinued within a limited period. No other party may engage in stabilization.

        Because Bear Stearns is our wholly-owned subsidiary, each distribution of the Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

LEGAL MATTERS

        The validity of the Notes will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-121744

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 2, 2005)

$12,410,781,162

The Bear Stearns Companies Inc.
Medium-Term Notes, Series B

        Set forth below is a summary of the terms of the notes offered by this prospectus supplement and the accompanying prospectus. For more detail, see "Description of Notes."

-    Interest

The notes have a fixed or floating interest rate. The floating interest rate formula will be based on:

        -    Commercial Paper Rate;

        -    LIBOR;

        -    Federal Funds Rate;

        -    Treasury Rate;

        -    Prime Rate;

        -    CMT Rate; or

        -    Another interest rate formula.

-    Index Notes

The principal, interest or other amounts payable on the notes, if any, may be based on one or more indices or other formulas.

-    Maturity

The notes will mature in 9 months or more.

-    Ranking

The notes will be our unsecured senior debt and will rank equally with all of our other unsecured and unsubordinated debt.

-    Sinking Fund

The notes will not be subject to a sinking fund unless otherwise set forth in the applicable pricing supplement.

-    Interest Payment Dates
Interest on fixed rate notes will be paid semi-annually or otherwise on the dates set forth in the applicable pricing supplement. Interest on floating rate notes or index notes will be paid monthly, quarterly, semiannually, annually or as otherwise set forth in the applicable pricing supplement.

-    Redemption and Repurchase

The notes may be subject to:

        -    redemption, at our option; and

        -    repayment, at your option.

-    Book-Entry Notes

The notes will be issued in book-entry form unless otherwise set forth in the applicable pricing supplement.

-    Denominations

The notes will be issued in minimum denominations of $25,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent), unless otherwise set forth in the applicable pricing supplement.

        INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total(4)

Initial public offering price(1)	100%	$12,410,781,162

Agents' discounts and commission(2)	0.125% – 0.750%	$15,513,476–93,080,859

Our proceeds, before expenses(3)	99.250% – 99.875%	$12,317,700,303–12,395,267,686

(1)
We will issue the notes at 100% of their principal amount, unless otherwise set forth in the applicable pricing supplement.
(2)
We will pay a commission to each agent, in the form of a discount, ranging from .125% to .750% of the price to the public of any note, depending on maturity, when that agent places such note. Any agent may agree with us, in respect of the sale of a note, to accept a commission other than one based on maturity, provided that the maximum commission will not be greater than 8%. We may sell notes to any agent as principal either at a discount or at 100% of their principal amount, for resale at negotiated prices to be determined by that agent at the time of resale. See "Supplemental Plan of Distribution." We have agreed to indemnify each agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3)
Before deduction of expenses payable by us, estimated at $700,000.
(4)
In US dollars or their equivalent in one or more foreign or composite currencies.

Bear, Stearns & Co. Inc.

February 2, 2005

        We are offering the notes on a continuing basis through Bear, Stearns & Co. Inc., and any other agent we may designate. Each agent has agreed to use its reasonable best efforts to solicit purchases of the notes. We have reserved the right to sell notes directly on our own behalf. We will not list the notes on any securities exchange, and we cannot assure you that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for them. We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without giving notice. We may reject any offer in whole or in part.

        Each agent may use this prospectus supplement in connection with offers and sales associated with market-making transactions in the notes. Each agent may act as principal or agent in the market-making transactions. The offers and sales will be made at prices that relate to prevailing prices at the time.

        You must read this prospectus supplement and the accompanying prospectus together with all the documents which are deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference (see "Where You Can Find More Information" in the accompanying prospectus). This prospectus supplement and the accompanying prospectus must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

        We have not authorized any person to give any information or represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information.

RISK FACTORS

        Your investment in the notes involves risk. In consultation with your financial and legal advisers, you should carefully consider the following risks and the other information included or incorporated by reference in the applicable pricing supplement, this prospectus supplement and the accompanying prospectus, including the information under "Where You Can Find More Information" on page 3 of the accompanying prospectus, before deciding that an investment in the notes is suitable for you. You should not purchase the notes unless you understand and can bear the investment risks of the notes.

There may not be any Trading Market for Your Notes; Many Factors Affect the Trading Market and Value of Your Notes.

        Upon issuance, the notes will not have an established trading market. We cannot assure you a trading market for the notes will ever develop or, if one develops, that it will be maintained. If you wish to liquidate your investment in the notes prior to maturity, selling your notes may be your only option. At that time, there may be an illiquid market for the notes or no market at all. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, your notes. These factors include:

  •
  the rate of interest, if any, on your notes;

  •
  the complexity and volatility of the index or formula applicable to your notes;

  •
  the method of calculating the principal, or any premium, interest or other amounts payable in respect of your notes;

  •
  the time remaining to the maturity of your notes;

  •
  the total outstanding amount of any particular issuance of notes or of our notes in total;

  •
  any redemption or repayment features of your notes;

  •
  the amount of any other securities linked to your notes; and

  •
  the level, direction and volatility of market interest rates generally.

        We expect that changes in interest rates will affect the trading value of the notes. In general, if US interest rates increase, we expect that the trading value of the notes will decrease and, conversely, if US interest rates decrease, we expect that the trading value of the notes will increase.

        In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

The Notes are not Insured Against Loss by any Third Party; You can only Depend on our Earnings and Assets for Payment of Principal and Interest on the Notes.

        The notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes.

        In addition, because we are a holding company whose primary assets consist of shares of stock or other equity interests in our subsidiaries, almost all of our income is derived from those subsidiaries. Our subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available for payment of the notes. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries to generate the funds necessary to meet our obligations with respect to the notes, including the payment of principal and interest. The notes will also be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets.

        If funds from dividends, other distributions or loans from our subsidiaries are not adequate, we may be unable to make payments of principal or interest in respect of the notes and you could lose all or a part of your investment.

        At August 31, 2004:

  •
  we had outstanding (on an unconsolidated basis) approximately $40.0 billion of debt and other obligations, including approximately $36.2 billion of unsecured senior debt and $3.4 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $192.6 billion of debt and other obligations (including $55.8 billion related to securities sold under repurchase agreements, $75.0 billion related to payables to customers, $28.0 billion related to financial instruments sold, but not yet purchased, and $33.8 billion of other liabilities, including $17.4 billion of debt).

If the Notes are Redeemable, We may Redeem such Notes when Prevailing Interest Rates are Relatively Low.

        If the pricing supplement for your notes provides that the notes are redeemable at our option, we may choose to redeem the notes on or after the date indicated in the pricing supplement. If the pricing supplement provides that the notes are subject to mandatory redemption or are otherwise repayable at the option of the holder, we also may be required to redeem the notes upon the occurrence of certain events or at a certain date. In the event that prevailing interest rates are relatively low when we choose or are required to redeem the notes, you may not be able to reinvest the redemption proceeds in a comparable security with a yield as high as that on the notes being redeemed. Our ability to redeem the notes before the maturity date may affect the market value of the notes at any time when potential purchasers believe we are likely to redeem notes.

If the Notes you Purchase are Floating Rate Notes, you may Receive a Lesser Amount of Interest in the Future.

        Because the interest rate on floating rate notes will be indexed to an external interest rate or index that may vary from time to time, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, interest rates have been volatile, and volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

If the Floating Rate Notes you Purchase are Subject to a Maximum Interest Rate, Your Return will be Limited.

        If the applicable pricing supplement specifies that your floating rate notes are subject to a maximum interest rate, the rate of interest that will accrue on the floating rate notes during any interest reset period will never exceed the specified maximum interest rate. Conversely, although the applicable rate of interest will always be greater than zero for floating rate notes, unless a minimum interest rate is specified in the applicable pricing supplement, we cannot assure you that the interest rate you receive in the future will not decrease.

Holders of Indexed Notes are Subject to Important Risks that are not Associated with More Conventional Debt Securities.

        If you invest in indexed notes, you will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. These risks include the possibility that the particular index or indices may be subject to fluctuations, and the possibility that an investor will receive a lower, or no, amount of principal, premium, or interest, and at different times than expected. In recent years, interest rates and indices have been volatile, and this volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of, or payments made on, the indexed notes. Some of the additional risks that you should consider in connection with an investment in indexed notes are as follows:

  •
  You may lose some or all of your principal. The principal amount of an indexed note may or may not be fully "principal protected." This means that the principal amount you will receive at maturity may be less than the original purchase price of the indexed note. It also is possible that principal will not be repaid.

  •
  Your yield may be less than the yield on a conventional debt security of comparable maturity. Any yield on your investment in an indexed note (whether or not the principal amount is indexed) may be less than the overall return you would earn if you purchased a conventional debt security at the same time and with the same maturity date.

  •
  The existence of a multiplier or leverage factor may result in the loss of your principal and interest. Some indexed notes may have interest and principal payments that increase or decrease at a rate greater than the rate of a favorable or unfavorable movement in the indexed item. This is referred to as a multiplier or leverage factor. A multiplier or leverage factor in a principal or interest index will increase the risk that no principal or interest will be paid.

  •
  Payment on the indexed note prior to maturity may result in a reduced return on your investment. The terms of an indexed note may require that the indexed note be paid prior to its scheduled maturity date. That early payment could reduce your anticipated return. In addition, you may not be able to invest the funds you receive in a new investment that yields a similar return.

  •
  The United States federal income tax consequences of the indexed notes are uncertain. No statutory, judicial, or administrative authority directly addresses the characterization of the indexed notes or securities similar to the indexed notes for United States federal income tax purposes. As a result, significant United States federal income tax consequences of an investment in the indexed notes are not certain. We are not requesting a ruling from the Internal Revenue Service (the "IRS") for any of the indexed notes and we give no assurance that the IRS will agree with the statements made in this prospectus supplement or in the pricing supplement applicable to those notes.

  •
  Your investment return may be less than a comparable direct investment in the stocks included in an index or in a fund that invests in those stocks. A direct investment in the stocks included in an index or in a fund that invests in those stocks would allow you to receive the full benefit of any appreciation in the price of the shares, as well as in any dividends paid by those shares. Indexed notes may not offer these benefits.

Hedging Activities may Affect Your Return at Maturity and the Market Value of the Notes.

        Hedging activities also may affect trading in the notes. We and our affiliates may from time to time engage in hedging activities in connection with an offering of the notes. This hedging activity may affect the value of the notes in a manner that would be adverse to your investment in the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. In the case of indexed notes, we or our affiliates may engage in hedging activity related to the indexed notes or to a component of the index or formula applicable to the indexed notes. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

Changes in Our Credit Ratings are Expected to Affect the Value of the Notes.

        Our credit ratings are an assessment of our ability to pay our obligations. Consequently, actual or anticipated changes in our credit ratings, as well as our financial condition or results of operations may significantly affect the trading value of the notes. However, because the return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings, financial condition or results of operations will not reduce the other investment risks related to the notes.

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

        An investment in notes that are denominated in a specified currency other than US dollars, or the principal, premium and/or any interest of which are determined by reference to a currency or currency index or indices, entails significant risks that are not associated with a similar investment in a security denominated in US dollars. Risks include, without limitation, the possibility of significant changes in rates of exchange between the US dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which we have no control, such as economic and political events or the supply of and demand for the relevant currencies. In recent years, rates of exchange between the US dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation of a specified currency other than US dollars against the US dollar could result in a decrease in the effective yield of the note below its coupon rate, and in certain circumstances could result in a loss to the investor on a US dollar basis.

        Governments have imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified foreign currency for making payments with respect to a note. There can be no assurance that exchange controls will not restrict or prohibit payments in any such currency or currency unit. Even if there are no actual exchange controls, it is possible that the specified currency for any particular note would not be available to make payments when due. In that event, we will repay such note in US dollars on the basis of the most recently available exchange rate. See "Description of Notes—Payment of Principal and Interest."

The Unavailability of Currencies Could Result in a Substantial Loss to You.

        Currently, there are limited facilities in the United States for currency conversion between US dollars and foreign currencies. In addition, banks do not offer non-US dollar denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a specified currency other than US dollars will be made from an account with a bank located in the country issuing the specified currency. As a result, you may have difficulty or be unable to convert such specified currencies into US dollars on a timely basis or at all. See "Description of Notes—Payment of Principal and Interest." Unless otherwise specified in the applicable pricing supplement, notes denominated in a specified currency other than US dollars will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

        The notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the notes were commenced in a court in the United States, it is likely that such court would grant judgment relating to the notes only in US dollars. It is not clear, however, whether in granting such judgment, the rate of conversion into US dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. New York statutory law provides, however, that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into US dollars at the exchange rate prevailing on the date of entry of the judgment. Therefore, the exchange rate on the date of the judgment could be more favorable than the exchange rate on the date that the judgment is paid.

        Please note, this prospectus supplement, the attached prospectus and the applicable pricing supplement do not describe all the risks of an investment in notes denominated in a specified currency other than US dollars, or the principal of or the premium and/or any interest on which are determined by reference to a currency, currency index or indices, equity index or indices or other formula or measure. You should consult your own financial and legal advisors as to the risks entailed by an investment in notes denominated in a specified currency other than US dollars, or as to which the principal, premium and/or any interest is determined by reference to a currency, currency index or indices, equity index or indices or other formula or measure. These notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency, equity linked or indexed transactions.

        Except as set forth under "Certain US Federal Income Tax Considerations," the information set forth in this prospectus supplement is directed to prospective purchasers who are US residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal (and premium, if any) and any interest with respect to the notes. These persons should consult their own financial and legal advisors with regard to such matters.

PRICING SUPPLEMENT

        The pricing supplement for each offering of notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in this prospectus supplement and the prospectus. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. It is important that you consider all of the information in the pricing supplement, this prospectus supplement and the prospectus when making your investment decision.

DESCRIPTION OF NOTES

General

        The following terms apply to each note unless otherwise specified in the applicable pricing supplement and the note. The applicable pricing supplement will describe the terms for the notes, including:

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  interest rate;

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  index or other formulas on which principal, interest or other amounts payable may be based;

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  remarketing provisions;

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  our right to redeem notes;

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  your right to tender notes you have purchased; and

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  any other provisions.

        We will issue notes under an indenture, dated as of May 31, 1991, as amended, between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as Trustee, that is more fully described in the accompanying prospectus. The notes are part of a single series of our debt securities that are issuable under the indenture. For a description of the rights attaching to the debt securities under the indenture, see "Description of Debt Securities" in the accompanying prospectus. This description and the description under "Description of Debt Securities" in the accompanying prospectus are summaries and do not restate the indenture. We urge you to read the indenture and its supplements which we have filed with the SEC because they, and not this description or the one in the accompanying prospectus, define your rights as a holder of notes. See "Where You Can Find More Information" in the accompanying prospectus on how to locate the indenture and its supplements.

        The notes are limited in amount as described on the cover page of this prospectus supplement, less an amount equal to the aggregate initial public offering price of any other securities we may issue in the future, including any other series of medium-term notes. We may increase this limit if we wish to sell additional notes in the future. Under the indenture, we may issue debt securities over the amount authorized on the date of this prospectus supplement without obtaining your consent or the consent of holders of other debt securities. Each series of notes or other debt securities may differ as to their terms. For current information on our outstanding debt, see our most recent Forms 10-K and 10-Q. See "Where You Can Find More Information" in the accompanying prospectus.

        We will offer the notes on a continuous basis at various times. The notes will mature at face value nine months or more from the date they are issued and before maturity may be subject to redemption at our option or repayment at your option, as specified in the applicable pricing supplement. Each note will be denominated in either US dollars or in another currency that will be specified both on the face of the note and in the applicable pricing supplement.

        You will be required to pay for any notes you purchase by delivery of the requisite amount of the specified currency to an agent, unless other arrangements have been made. Payments should be made in the specified currency in the country issuing the specified currency, provided that, at your election and, in certain circumstances, at our option, payments on notes denominated in other than US dollars may be made in US dollars. See "Risk Factors—The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Payment of Principal and Interest."

        US dollar-denominated notes will be issued in minimum denominations of $25,000, increased in multiples of $1,000. Non-US dollar-denominated notes will be issued in the amount of the specified currency equal to US $25,000 or any integral multiple of the equivalent of US $1,000, as determined by reference to the noon buying rate in New York City for cable transfers in that specified currency as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the Business Day before the date of issuance or, if that exchange rate is not available, then on the basis of the most recently available exchange rate for the specified currency. We may specify other authorized denominations in the applicable pricing supplement.

        We may issue the notes as currency indexed notes, the principal amount of which is payable at or before maturity and any interest on which and any premium or other amounts payable with respect to which will be determined by the difference between the currency in which the notes are denominated and another currency or composite currency or by reference to any other currency index or indices, as set forth in the applicable pricing supplement. See "Currency Indexed Notes."

        We may also issue the notes as indexed notes, the principal amount of which is payable at or before maturity and any interest on which and any premium or other amounts payable with respect to which will be determined by reference to the price or performance of one or more specified securities, commodities or indices on certain specified dates, or by some other financial, economic or other measures or instruments. See "Other Indexed Notes."

        The notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, including the other debt securities issued under the indenture. Because we are a holding company, the notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At August 31, 2004:

  •
  we had outstanding (on an unconsolidated basis) approximately $40.0 billion of debt and other obligations, including approximately $36.2 billion of unsecured senior debt and $3.4 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $192.6 billion of debt and other obligations (including $55.8 billion related to securities sold under repurchase agreements, $75.0 billion related to payables to customers, $28.0 billion related to financial instruments sold, but not yet purchased, and $33.8 billion of other liabilities, including $17.4 billion of debt).

The notes will not have a sinking fund unless otherwise specified in the pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, each note will be issued in "book-entry" form represented by a permanent global security registered in the name of The Depository Trust Company or its nominee. As long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the book-entry note(s) represented by that global security under the indenture. See "Book-Entry Procedures and Settlement" in the accompanying prospectus.

        We may issue the notes as exchangeable notes that are exchangeable at your option for:

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  the securities, or cash representing the value of securities, of an entity unaffiliated with us;

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  a basket of these securities;

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  an index or indices of these securities; or

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  any combination of the above options, as is described in the applicable pricing supplement.

Exchangeable notes may bear interest or be issued with original issue discount or at a premium, all as specified in the applicable pricing supplement. See "Exchangeable Notes."

        Under the terms of the indenture, we may defease the notes. See "Description of Debt Securities—Defeasance" in the accompanying prospectus.

        In the following discussion, any time we refer to paying principal on the notes, we mean at maturity or upon redemption or repayment. All times are New York City time unless otherwise noted. The following terms may apply to each note as specified in the applicable pricing supplement. We have provided the definitions of certain capitalized terms used in this prospectus supplement in the Glossary.

Possible Principal Protection

        The applicable pricing supplement will detail whether your principal investment in the notes is (1) fully guaranteed and thus protected, (2) possibly protected or (3) not protected.

        Principal protected means that, if held to maturity, your principal investment in the notes is guaranteed and will not be at risk of loss. At maturity, you will receive at least the principal amount of the notes.

        Possible principal protection means that only under certain circumstances will your principal investment in the notes be guaranteed. If, and only if, the specific circumstances in the applicable pricing supplement are met and if the notes are held to maturity, your principal investment in the notes is guaranteed and will not be at risk of loss. If the specific circumstances in the applicable pricing supplement are not met, then your investment may result in a loss as there is no guaranteed return of principal.

        If your principal investment is not principal protected, then there is no fixed repayment amount of principal at maturity. Your investment may result in a loss as there is no guaranteed return of principal, and at maturity, the amount you receive may be less than the original purchase price of the notes.

Interest Rate

  General

        We have provided a Glossary at the end of this prospectus supplement to define certain capitalized words used in discussing the interest rate payable on the notes.

        The interest rate on the notes will be either fixed or floating. The interest paid will include interest accrued from the date of original issue to, but excluding, the relevant interest payment date, maturity date, redemption date or repayment date and will be payable on each interest payment date and upon maturity, redemption or repayment. Interest will be paid to the person in whose name the note is registered at the close of business on the record date before each interest payment date, which in the case of global securities representing book-entry notes will be the depository or its nominee. However, interest payable upon maturity, redemption or repayment will be payable to the person to whom principal is payable, which in the case of global securities representing book-entry notes will be the depository or its nominee. The first interest payment on any note issued between a record date and an interest payment date will be made on the interest payment date after the next record date.

  Fixed Rate Notes

        The applicable pricing supplement will designate the fixed rate of interest payable on a fixed rate note. The fixed rate of interest may be zero in the case of a fixed rate note issued with original issue discount. Each fixed rate note will bear interest from its date of original issue at the rate per year stated on its face until the principal is paid or made available for payment. Interest will be paid semiannually or otherwise on the dates specified in the applicable pricing supplement and at maturity, or on redemption or optional repayment.

        The record dates for fixed rate notes will be 15 calendar days before the interest payment date, whether or not that date is a Business Day, unless otherwise specified in the applicable pricing supplement. Interest will be computed using a 360-day year of twelve 30-day months. In the event that any interest payment date, maturity date, redemption date or repayment date of a fixed rate note is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day and, unless otherwise specified by the applicable pricing supplement, no interest shall accrue for the period from and after that interest payment date, maturity date, redemption date or repayment date, as the case may be, to the next Business Day.

  Floating Rate Notes

  General

        The interest rate on a floating rate note will be calculated by reference to the specified interest rate formula, plus or minus a spread, if any, as specified in the applicable pricing supplement. The spread is the number of basis points specified in the applicable pricing supplement as applicable to the interest rate for the floating rate note and may be a fixed amount or an amount that increases or decreases over time. The formula may be based on any of the following rates:

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  the Commercial Paper Rate;

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  LIBOR;

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  the Federal Funds Rate;

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  the Treasury Rate;

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  the Prime Rate;

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  the CMT Rate; or

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  another interest rate formula.

In addition to any spread, the applicable pricing supplement will also indicate any applicable maximum or minimum interest rate limitations.

        The applicable pricing supplement also will define or specify the following terms, if applicable:

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  Calculation Date;

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  initial interest rate;

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  interest payment period;

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  interest payment dates;

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  record date;

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  Index Maturity;

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  Interest Determination Date;

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  Interest Reset Period;

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  Interest Reset Date; and

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  sinking fund, if any.

        On your request, the Calculation Agent will provide you with the current interest rate and the interest rate which will become effective on the next interest reset date. See "—How Interest Is Calculated."

  Date Interest Rate Changes

        The interest rate on floating rate notes may be reset daily, weekly, monthly, quarterly, semiannually or annually, as provided in the applicable pricing supplement. Unless otherwise set forth in the applicable pricing supplement, the Interest Reset Date will be:

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  for notes which reset daily, each Business Day;

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  for notes (other than Treasury Rate notes) which reset weekly, the Wednesday of each week;

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  for Treasury Rate notes which reset weekly, the Tuesday of each week;

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  for notes which reset monthly, the third Wednesday of each month;

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  for notes which reset quarterly, the third Wednesday of March, June, September and December;

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  for notes which reset semiannually, the third Wednesday of the two months specified in the note and/or the applicable pricing supplement; and

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  for notes which reset annually, the third Wednesday of the month specified in the note and/or the applicable pricing supplement.

The initial interest rate or interest rate formula effective until the first Interest Reset Date will be indicated in the applicable pricing supplement.

        After the first Interest Reset Date, the interest rate will be the rate determined on the next Interest Determination Date as explained below. Each time a new interest rate is determined it will become effective on the next Interest Reset Date. Except for notes which reset daily or weekly, no changes will be made in the interest rate during the 10 days before the date of maturity, redemption or repayment. Unless otherwise specified in the applicable pricing supplement, the interest rate for notes with daily interest reset dates may be changed until the Business Day immediately before the maturity date. Unless otherwise specified in the applicable pricing supplement, the interest rate for notes with weekly reset dates may be changed until the Interest Reset Date immediately before the maturity date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next Business Day. However, in the case of a LIBOR note, if the next Business Day is in the next calendar month, the Interest Reset Date will be the preceding Business Day.

        In the case of weekly reset Treasury Rate notes, if an auction of Treasury bills falls on a day that is an Interest Reset Date for Treasury Rate notes, the Interest Reset Date will be the following day that is a Business Day.

  When Interest Rate Is Determined

        Unless otherwise specified in the applicable pricing supplement, the "Interest Determination Date" is as follows:

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  for the Commercial Paper Rate and Federal Funds (Effective) Rate, the Business Day before the Interest Reset Date;

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  for LIBOR, the second London Banking Day before the Interest Reset Date;

  •
  for the Treasury Rate, the day of the week in which the Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, unless the auction may be held on the preceding Friday. If the auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next week;

  •
  for the Prime Rate and Federal Funds (Open) Rate, the same day as the Interest Reset Date; and

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  for a CMT Rate note, the tenth Business Day before the Interest Reset Date.

  When Interest Is Paid

        Unless otherwise specified in the applicable pricing supplement, interest is paid as follows:

  •
  for notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the note or the applicable pricing supplement;

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  for notes which reset quarterly, on the third Wednesday of March, June, September and December of each year;

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  for notes which reset semiannually, on the third Wednesday of the two months of each year specified in the note or the applicable pricing supplement;

  •
  for notes which reset annually, on the third Wednesday of the month specified in the note or the applicable pricing supplement; and

  •
  at maturity, redemption or optional repayment.

        If any interest payment date, maturity date, redemption date or repayment date of a floating rate note is not a Business Day, the related payment of principal, premium, if any, or interest will be postponed to the next Business Day and, unless otherwise specified in the applicable pricing supplement, no additional interest shall accrue for the period from and after that interest payment date, maturity date, redemption date or repayment date, as the case may be, to the next Business Day. However, for LIBOR notes, if the next Business Day is in the next calendar month, principal, premium, if any, or interest will be paid on the preceding Business Day, provided that any such Business Day is also a London Banking Day.

        For floating rate notes, the record date will be 15 calendar days before each interest payment date, whether or not that date is a Business Day, unless otherwise specified in the applicable pricing supplement.

  How Interest Is Calculated

        Unless otherwise specified in the applicable pricing supplement, interest payments will be the amount of interest accrued from, and including, the prior interest payment date in respect of which interest has been paid (or from, and including, the date of original issue if no interest has been paid), to, but excluding, the interest payment date. If the interest payment date is also a day that principal is due, the interest payable will include interest accrued to, but excluding, the date of maturity, redemption or optional repayment.

        Accrued interest from the date of original issue or from the last date to which interest has been paid is calculated by multiplying the face amount of the floating rate note by an accrued interest factor. The accrued interest factor is computed by adding the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate applicable to that day by 360, in the case of Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes, or by the actual number of days in the year, in the case of Treasury Rate notes. With respect to CMT Rate notes, interest is calculated on the basis of twelve 30-day months and a 360-day year.

        All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 6.876545% (or .06876545) being rounded to 6.87655% (or .0687655) and 6.876544% (or .06876544) being rounded to 6.87654% (or ..0687654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        Unless otherwise specified in the applicable pricing supplement, the Calculation Date relating to an Interest Determination Date will be the earlier of (a) the tenth calendar day after the Interest Determination Date or, if that day is not a Business Day, the next Business Day or (b) the Business Day before the applicable interest payment date, maturity date, redemption date or repayment date. JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) will be the Calculation Agent with respect to the floating rate notes. On your request, the Calculation Agent will provide you with the interest rate then in effect, and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Reset Date with respect to your floating rate note.

  Legal Maximum Interest Rate

        In addition to any maximum interest rate for any floating rate note, the interest rate on the floating rate notes will not be higher than the maximum rate permitted by New York law, as modified by federal law. Current New York law provides a maximum interest rate of 25% per annum. This limit does not apply to notes with principal amounts of more than $2,500,000.

  Commercial Paper Rate Notes

        Each Commercial Paper Rate note will bear interest at the rate (calculated with reference to the Commercial Paper Rate and any spread) specified in the Commercial Paper Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the Commercial Paper Rate means, with respect to any Interest Determination Date, the Money Market Yield (as set forth and calculated in the Glossary section of this prospectus supplement) on such date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading "Commercial Paper—Nonfinancial." If the rate is not published in H.15(519) on the Calculation Date, the Money Market Yield will be calculated based on the rate on the Interest Determination Date as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper—Nonfinancial."

        If neither of the rates described above is published on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m. on the Interest Determination Date, of three leading dealers of commercial paper in New York City selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency.

        If the three dealers selected are not quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on such Interest Determination Date.

  LIBOR Notes

        Each LIBOR note will bear interest at the rate (calculated with reference to LIBOR and any spread) specified in the LIBOR note and in the applicable pricing supplement. LIBOR will be determined by the Calculation Agent as follows, unless otherwise specified in the applicable pricing supplement:

        With respect to any Interest Determination Date, either:

  (a)
  the arithmetic mean, as determined by the Calculation Agent, of the offered rates for deposits in US dollars for the Index Maturity specified in the applicable pricing supplement, beginning on the second London Banking Day after that date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that date, if at least two such offered rates appear on the Reuters Screen LIBO Page; or

  (b)
  the offered rate for deposits in US dollars having the specified Index Maturity, beginning on the second London Banking Day after that date, which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that date.

        If neither the Reuters Screen LIBO Page nor Telerate Page 3750 is specified in the applicable pricing supplement, LIBOR will be determined as if Telerate Page 3750 had been specified.

        In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies, if no rate appears on the Telerate Page 3750, LIBOR will be determined based on the rates at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date at which deposits in US dollars having the specified Index Maturity are offered by four major banks in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market beginning on the second London Banking Day after that date and in a principal amount of not less than US $1,000,000 that is representative of a single transaction in such market at such time (a "representative amount").

        The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for that date will be the arithmetic mean of such quotations.

        If fewer than two quotations are provided, LIBOR for that date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. on such date by three major banks in New York City selected by the Calculation Agent for loans in US dollars to leading European banks having the specified Index Maturity beginning on the second London Banking Day after that date and in a principal amount of not less than a representative amount.

        Finally, if the three banks are not quoting as mentioned above, LIBOR will remain LIBOR then in effect on such Interest Determination Date.

  Federal Funds Rate Notes

        Each Federal Funds Rate note will bear interest at the rate (calculated with reference to the Federal Funds Rate and any spread) specified in the Federal Funds Rate note and in the applicable pricing supplement. The Federal Funds Rate may be either of the Federal Funds (Effective) Rate or the Federal Funds (Open) Rate.

        Unless otherwise specified in the applicable pricing supplement, the Federal Funds (Effective) Rate means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal funds (effective)" on Telerate page 120 or any successor service or page or, if not so published on the Calculation Date relating to that Interest Determination Date, the Federal Funds (Effective) Rate will be the rate on that Interest Determination

Date that is published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Federal Funds/Effective Rate."

        Unless otherwise specified in the applicable pricing supplement, the Federal Funds (Open) Rate means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as reported on Telerate page 5 under the heading "Federal Funds/Open."

        If (1) the applicable Federal Funds (Effective) Rate described above or (2) the Federal Funds (Open) Rate described above is not published by 3:00 p.m. on the relevant Calculation Date, then the Federal Funds (Effective) Rate and the Federal Funds (Open) Rate, as applicable, will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent as of 11:00 a.m., on that Interest Determination Date.

        If the brokers that are selected by the Calculation Agent are not quoting, the interest rate in effect for the applicable period will remain the interest rate then in effect on such Interest Determination Date.

  Treasury Rate Notes

        Each Treasury Rate note will bear interest at the rate (calculated with reference to the Treasury Rate and any spread) specified in the Treasury Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the Treasury Rate means, with respect to any Interest Determination Date, the rate for the most recent auction of Treasury bills, direct obligations of the United States, having the Index Maturity specified in the applicable pricing supplement as published under the column designated "Invest Rate" on Telerate page 56 captioned "US Treasury 3MO T-Bill Auction Results" or Telerate page 57 captioned "US Treasury 6MO T-Bill Auction Results."

        If the Treasury Rate cannot be set as described above on the Calculation Date pertaining to such Interest Determination Date, the following procedures will apply, as appropriate:

  (1)
  The rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury.

  (2)
  If the results of the auction of Treasury bills having the specified Index Maturity are not published in H.15(519) by 3:00 p.m. on the Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m. on the Interest Determination Date, of three leading primary US government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity.

  (3)
  Finally, if the dealers are not quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on such Interest Determination Date.

  Prime Rate Notes

        Each Prime Rate note will bear interest at the rate (calculated with reference to the Prime Rate and any spread) specified in the Prime Rate note and the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, Prime Rate means, with respect to any Interest Determination Date, either the rate set forth for that date on Telerate page 5 under the heading "Bank Rate/Prime" or the rate set forth for that date in H.15(519) under the heading "Bank Prime Loan."

        If the Prime Rate cannot be set as described above, the following procedures will occur:

  (1)
  If the applicable rate is not published in H.15(519) or on Telerate page 5 prior to 9:00 a.m. on the Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page on such Interest Determination Date as such bank's prime rate or base lending rate as in effect for such Interest Determination Date.

  (2)
  If fewer than four rates appear on the Reuters Screen NYMF Page, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in New York City selected by the Calculation Agent from which quotations are requested.

  (3)
  If fewer than two quotations are provided, the Calculation Agent will determine the Prime Rate as the arithmetic mean on the basis of the prime rates in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state, in each case having total equity capital of at least US $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote the rate or rates.

  (4)
  If in any month or two consecutive months, the Prime Rate is not published in H.15(519) or on Telerate page 5 and the banks or trust companies selected are not quoting as mentioned in (3) above, the Prime Rate for the Interest Reset Period will remain the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate notes for which the Prime Rate is being determined shall be the initial interest rate).

        If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption of such Prime Rate notes or, if earlier, until this failure ceases, shall be LIBOR determined as if such Prime Rate notes were LIBOR notes, and the spread, if any, will be the number of basis points specified in the applicable pricing supplement as the "Alternate Rate Event Spread."

  CMT Rate Notes

        Each CMT Rate note will bear interest at the rate (calculated with reference to the CMT Rate and any spread) specified in the CMT Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the CMT Rate means, with respect to any Interest Determination Date, the rate displayed on the designated CMT Telerate Page, under the caption "... Treasury Constant Maturities... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the designated CMT Index Maturity, for:

  (a)
  the latest rate displayed at the close of business on such Interest Determination Date if the designated CMT Telerate Page is 7051; or

  (b)
  the average for the week, or the month, as specified in the applicable pricing supplement, ended immediately before the week in which the related Interest Determination Date occurs if the designated CMT Telerate Page is 7052.

        If the CMT Rate cannot be set as described above, the following procedures will occur:

  (1)
  If the applicable rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate having the designated Index Maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

  (2)
  If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Calculation Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the Index Maturity and with reference to the relevant Interest Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Calculation Agent determines to be comparable to the rate formerly displayed on the designated CMT Telerate Page and published in H.15(519).

  (3)
  If the rate described in the prior paragraph cannot be determined, then the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in New York City. The Calculation Agent will select five such securities dealers after consulting with us, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated Index Maturity and a remaining term to maturity of not less than the designated Index Maturity minus one year in a representative amount. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the designated Index Maturity, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  (4)
  If the Calculation Agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the Calculation Agent will determine the CMT Rate to be the yield to maturity based on the average of the secondary market offered rates for Treasury Notes with an original maturity longer than the designated CMT Index Maturity which have a remaining term to maturity closest to the designated CMT Index Maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Calculation Agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT Index Maturity have remaining terms to maturity that are equally close to the designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

  (5)
  If fewer than five but more than two of the leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Determination Date will be based on the average of the offered rates obtained, and neither the highest nor the lowest of those quotations will be eliminated.

  (6)
  If two or fewer leading primary United States government securities dealers selected by the Calculation Agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that Interest Determination Date.

  Inverse Floating Rate Notes

        Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to a fixed rate of interest minus an interest rate determined based on a rate specified in the applicable pricing supplement, as adjusted by any spread or multiplier.

  Index Notes

  Currency Indexed Notes

        We may offer notes the principal amounts of which are payable at or before maturity and the amounts of interest payable on which and/or any premium payable with respect to which are determined by the rate of exchange between the specified currency and the other currency or composite currency or currencies specified as the indexed currency or by reference to some other currency index or indices, in each case as set forth in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, you will be entitled to receive a principal amount or portion of that amount in respect of the currency indexed note exceeding the amount designated as the face amount of the currency indexed note in the applicable pricing supplement if, at the stated maturity date, the rate at which the specified currency can be exchanged for the indexed currency is greater than the rate of exchange designated as the base exchange rate, which is expressed in units of the indexed currency per one unit of the specified currency, as specified in the applicable pricing supplement. You will only be entitled to receive a principal amount in respect of the currency indexed notes less than the face amount of currency indexed notes, if, at the stated maturity date, the rate at which the specified currency can be exchanged for the indexed currency is less than the base exchange rate, in each case determined as described under "Payment of Principal and Interest."

        The applicable pricing supplement will set forth information as to the relative historical value of the applicable specified currency against the applicable indexed currency, any currency and/or exchange controls applicable to the specified currency or indexed currency and any additional tax consequences to holders. See "Risk Factors—Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You."

        Unless otherwise specified in the applicable pricing supplement, we will pay interest, and any premium, in the specified currency based on the face amount of the currency indexed notes and at the rate and times and in the manner set forth in this prospectus supplement and in the applicable pricing supplement.

  Other Indexed Notes

        We may issue indexed notes, in which the amount of principal, or any premium, interest, or other amounts payable at or before maturity is determined by reference, either directly or indirectly, to the price or performance of:

  •
  one or more securities;

  •
  one or more commodities;

  •
  any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or

  •
  indices or baskets of any of these items.

        The applicable pricing supplement relating to these other indexed notes will describe one or more of the following terms of your notes:

  •
  the method by and the terms on which any amount of principal will be paid on or before maturity;

  •
  the amount of any interest, premium or other amounts we will pay you or the formula we will use to calculate these amounts;

  •
  whether your notes will be exchangeable for or payable in cash, securities of an issuer other than The Bear Stearns Companies Inc. or other property;

  •
  additional tax consequences to the holders of these notes, and

  •
  a description of certain additional risks associated with investment in these notes and other information relating to these notes.

        See "Risk Factors—Holders of Indexed Notes are Subject to Important Risks that are not Associated with More Conventional Debt Securities."

  Original Issue Discount Notes

        We may issue original issue discount notes, including zero coupon notes, which may be fixed rate, floating rate, or indexed notes that are issued at a price lower than their principal amount or lower than their minimum repayment amount at maturity. Original issue discount notes may bear no interest or may bear interest at a rate that is below market rates at the time of issuance. For notes that do not have any periodic interest payments, interest normally accrues during the life of the notes and is paid at the maturity date or upon earlier redemption or prepayment. Upon an acceleration of the maturity of an original issue discount note, the amount of interest payable will be determined in accordance with the terms of the note as described in the applicable pricing supplement. That amount is normally less than the amount payable at the maturity date. See "Certain US Federal Income Tax Considerations—Original Issue Discount."

Payment of Principal and Interest

        Unless otherwise specified in the applicable pricing supplement, we will pay principal and any premium, interest or other amounts payable on all notes in the applicable specified currency. However, payments on notes denominated in a specified currency other than US dollars will be made in US dollars as described below, unless otherwise specified in the applicable pricing supplement.

  At your option

        Except as provided in the next paragraph, we will pay principal and premium, if any, and interest on all notes denominated in a specified currency other than US dollars in US dollars if the registered noteholder on the relevant record date or at maturity, as the case may be, has delivered a written request for payment of such note in US dollars to the Trustee at its Corporate Trust Office in New York City on or before the applicable record date or 15 days before maturity, as the case may be. The request may be made in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any request made will remain in effect with respect to further payments of principal (and premium, if any) and any interest with respect to the note payable to such holder unless the request is revoked on or before the relevant record date or 15 days before maturity, as the case may be. Please note that holders of notes denominated in a specified currency other than US dollars whose notes are registered in the name of a broker or nominee should contact that broker or nominee to determine whether and how an election to receive payments in US dollars should be made.

        The US dollar amount to be paid to a holder of a note denominated in a specified currency other than US dollars who elects to receive payment in US dollars will be based on the highest bid quotation in New York City received by the Exchange Rate Agent as of 11:00 a.m. on the second Business Day before the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the specified currency for US dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all noteholders electing to receive US dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available on the second Business Day before the date of payment, the payment will be made in the specified currency. All currency exchange costs associated with any payment in US dollars on notes denominated in specified currencies other than US dollars will be borne by the noteholder and will be deducted from the payment to such noteholder.

        Interest will be payable to the person in whose name a note is registered, which in the case of global securities will be the depository or its nominee, at the close of business on the record date before each interest payment date. However, interest payable at maturity will be payable to the person to whom principal shall be payable, which in the case of global securities will be the depository or its nominee.

        The total amount of any principal (and premium, if any) and any interest due on any global security representing one or more book-entry notes on any interest payment date or at maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the depository. The depository will allocate the payments to each book-entry note represented by a global security and make payments to the holders of such global security in accordance with its existing operating procedures. We and the Trustee will not have any responsibility or liability for the payments by the depository. So long as the depository or its nominee is the registered holder of any global security, the depository or its nominee, as the case may be, will be considered the sole holder of the book-entry note or notes represented by such global security for all purposes under the indenture. We understand, however, that under existing industry practice, the depository will authorize the persons on whose behalf it holds a global security to exercise certain rights of holders of securities. See "Book-Entry Procedures and Settlement" in the accompanying prospectus.

        Payments of principal (and premium, if any) and any interest with respect to a note to be made in a specified currency other than US dollars will be made by wire transfer to an account maintained by the noteholder with a bank located in the country issuing the specified currency. Payments may also be made to the noteholder's account in another jurisdiction that we and the Trustee have approved and which has been designated by the registered noteholder on the relevant record date or at maturity, as the case may be, in writing on or before the relevant record date before the interest payment date or 15 days before maturity, as the case may be, and, in the case of payments due at maturity, the note is presented to the Paying Agent in time for the Paying Agent to pay to that account in accordance with its normal procedures. The designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in the Borough of Manhattan, New York City, and, unless revoked in writing, will remain in effect with respect to any future payments on the note payable to such holder.

        If payment cannot be made by wire transfer because the Trustee has not received the required designation on or before the requisite date or for any other reason, a notice will be mailed to the noteholder at its registered address requesting a designation by which the wire transfer can be made and, within five Business Days of receiving this designation, the Trustee will make the appropriate payment. We will pay any administrative costs imposed by banks in connection with making payments by wire transfer, however, except as specified in the applicable pricing supplement, any taxes, assessments or governmental charges imposed on payments will be borne by the noteholder to whom payments are made.

        If the official unit of any component currency is changed as a result of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in that single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component shall be replaced by amounts of those two or more currencies, each of which will have a value on the date of division equal to its proportionate share of the former component currency.

        Notes denominated in a specified currency other than US dollars will provide that, in the event of an official redenomination of the specified currency, our obligations shall, in all cases, be deemed immediately following the redenomination to provide for payment of that amount of the redenominated specified currency representing the amount of such obligations immediately before the currency was redenominated.

        All determinations set forth above to be made by the Calculation Agent and the Exchange Rate Agent, except as expressly provided in this prospectus supplement or the applicable pricing supplement, shall be conclusive for all purposes and binding on all noteholders and on us, in the absence of manifest error, and the Calculation Agent and the Exchange Rate Agent shall not be held liable for these determinations.

        At our option in the case of an imposition of exchange controls or other circumstances beyond our control.

        If the principal of (and premium, if any) or interest on any note is payable in a specified currency other than US dollars and that specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing that currency or for settlement of transactions by public institutions of or within the international banking community, we may make the requisite payments in US dollars on the basis of the noon buying rate in New York City for cable transfers in that specified currency as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the second Business Day before the applicable payment date or, if that exchange rate is not available, then on the basis of the most recently available exchange rate.

Exchangeable Notes

        We may offer notes that are exchangeable at your option for securities, or cash representing the value of securities, of an entity unaffiliated with us; a basket of these securities; an index or indices of these securities or any combination of these options, all as will be described in the applicable pricing supplement. Exchangeable notes may bear interest or be issued with original issue discount or at a premium, all as will be specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, exchangeable notes will entitle you, either during a period or at specific times, to exchange your note for the underlying security or securities constituting the underlying basket, index or indices of these securities (or combination of these alternatives) at a specified rate of exchange. If so specified in the applicable pricing supplement, exchangeable notes will be redeemable at our option before maturity. If you do not elect to exchange your exchangeable note before maturity or any applicable date for redemption, you will receive the principal amount of such note or applicable redemption price in cash.

        Upon exchange, at maturity or otherwise, of your exchangeable note, you may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket, index or indices or the cash value of such underlying security or securities, all as may be specified in the applicable pricing supplement. The underlying security or securities constituting any basket, index or indices may be the securities of either US or foreign entities, or both, and the exchangeable notes may provide for protection against fluctuations in the rate of exchange between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted, all as may be specified in the applicable pricing supplement. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

Reopened Issues

        We may "reopen" certain issues at any time by offering additional notes with terms identical (other than issue date and issue price) to those of existing notes.

Extension of Maturity Date

        The applicable pricing supplement will indicate whether we may extend the maturity of a note for one or more periods up to, but not beyond, the date that is set forth in the pricing supplement.

        We may exercise our option to extend a note's maturity date by notifying the Trustee at least 60, but not more than 75 days, before the note's original maturity date that is in effect before we exercised our option. No later than 55 days before the original maturity date, the Trustee will mail to each noteholder a notice, first class, postage prepaid, setting forth:

  (1)
  our election to extend the note's maturity date;

  (2)
  the new maturity date;

  (3)
  in the case of a fixed rate note, the interest rate that will apply to the extension period or, in the case of a floating rate note, the spread, the new Interest Reset Date(s), if any, and the new interest payment date(s), if any, that will apply to the extension period; and

  (4)
  the provisions, if any, for redemption or repayment during the extension period.

Once the Trustee has mailed the extension notice to the noteholder, the note's maturity date shall be automatically extended and, except as may be modified by the extension notice or as described in the next paragraph, the note will have the same terms it did before the extension notice was mailed.

        Notwithstanding the foregoing, no later than 20 days before a note's original maturity date, we may at our option revoke its interest rate, in the case of a fixed rate note, or the spread, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate or higher spread, as the case may be, for the extension period. We may do so by causing the Trustee to mail notice first class, postage prepaid, of a higher interest rate or higher spread, as the case may be, to the noteholder. The notice shall be irrevocable. All notes with respect to which the maturity date is extended will bear the higher interest rate or higher spread, as the case may be, for the extension period, whether or not they are tendered for repayment.

        If we extend the maturity date of a note, the holder of such note may have the option to elect repayment of such note on the original maturity date at a price equal to the principal amount of the note plus any accrued interest to such date. In order for a note to be so repaid on the original maturity date, you must follow the procedures set forth under "Repayment and Repurchase" for optional repayment, except that the period for delivery of such note or notification to the Trustee shall be at least 25 but not more than 35 days before the original maturity date and except that a noteholder who has tendered a note for repayment pursuant to an extension notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day before the original maturity date.

Renewable Notes

        We may offer notes the maturity of which may be renewed at your option for one or more specified periods up to but not beyond the final maturity of the notes. The specific terms for such extensions, including the date or dates on which the option can be exercised and whether the option can be exercised with respect to some but not all of the notes' outstanding principal balance, will be set forth in the applicable pricing supplement.

Redemption

        Unless otherwise stated in the applicable pricing supplement, the notes will not have a sinking fund. Redemption dates, if any, will be fixed at the time of sale and stated in the applicable pricing supplement and on the applicable note. If no redemption date is indicated with respect to a note, the note will not be redeemable before it matures. We may redeem notes at our option beginning on a specified redemption date if the applicable pricing supplement permits redemption. Unless otherwise specified in the applicable pricing supplement, we may redeem such notes in whole or in part in increments of $1,000 at a redemption price equal to 100% of the principal amount to be redeemed, together with interest payable up to the redemption date, by giving notice not more than 60 nor less than 30 days before the redemption date.

Repayment and Repurchase

        Optional repayment dates will be set at the time of sale and set forth in the applicable pricing supplement and on the applicable note. Except as provided under "Extension of Maturity Date," if no optional repayment date is indicated, your note will not be repayable at your option before it matures.

        If the applicable pricing supplement permits, you may cause us to repay your notes on particular dates. Unless otherwise specified in the applicable pricing supplement, we may be required to repay your notes in whole or in part in increments of $1,000, provided that any remaining principal amount of the note is at least $25,000. The repayment price will be equal to 100% of the principal amount to be repaid, plus accrued interest to the repayment date.

        Unless otherwise specified in the applicable pricing supplement, for any note to be repaid in whole or in part at your option, you must deliver to the Trustee not less than 30 nor more than 60 days before the optional repayment date (or any shorter period as described under "Extension of Maturity Date"):

  •
  the note to be repaid with the form entitled "Option to Elect Repayment" set forth on the reverse of such note duly completed; or

  •
  a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the US setting forth:

    • your name,

    • the principal amount of the note,

    • the certificate number of the note or a description of the note's tenor or terms,

    • the principal amount of the note to be repaid,

    • a statement that you are exercising your option to elect repayment, and

    • a guarantee that the note to be repaid, along with the form entitled "Option to Elect Repayment" duly completed, will be received by the Trustee no later than 5 Business Days after the date of the telegram, telex, facsimile transmission or letter.

The Trustee must receive the note and duly completed form entitled "Option to Elect Repayment" by the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter. The exercise of the repayment option will be irrevocable, except as set forth under "Extension of Maturity Date."

        If your note is represented by a global security, the depository's nominee will be the holder and, as a result, will be the only entity that can exercise a right to repayment. To ensure that the depository's nominee will timely exercise a right to repayment with respect to your interest in a global security, you must instruct the broker, or other direct or indirect participant through which you hold such interest, to notify the depository of your desire to exercise a right to repayment. To ascertain the time by which instructions must be given for timely notice to be delivered to the depository, you should consult the broker or other direct or indirect participant through which you hold your interest in a note.

        The applicable pricing supplement may provide that the maturity of a floating rate note will be automatically extended for a specified period, unless you elect during a designated period to terminate the automatic extension of the maturity by following the procedures described in the applicable pricing supplement and in the floating rate note.

        At any time, we may buy the notes at any price in the open market or otherwise. Any notes we purchase may be held or resold or, at our discretion, may be surrendered to the Trustee for cancellation.

CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain US federal income tax consequences of the purchase, beneficial ownership and disposition of notes. Except as provided below under "Federal Income Tax Consequences to Non-US Holders," this summary deals only with a beneficial owner of a note that is:

  •
  an individual who is a citizen or resident of the United States for US federal income tax purposes;

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  a corporation (or other entity that is treated as a corporation for US federal tax purposes) that is created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

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  an estate whose income is subject to US federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "US Holder").

        If a partnership (or other entity that is treated as a partnership for US federal tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of notes that is a partnership, and partners in such a partnership, should consult their tax advisors about the US federal income tax consequences of holding and disposing of the notes.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States for US federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only US Holders that purchase notes at initial issuance and beneficially own such notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, tax-exempt organizations, retirement plans, real estate investment trusts, regulated investment companies, securities dealers or brokers, traders in securities electing mark to market treatment, investors whose functional currency is not the US dollar, persons subject to the alternative minimum tax, and former citizens or residents of the United States), and this summary does not discuss the tax consequences under the laws of any foreign, state or local taxing jurisdictions. Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

        The applicable pricing supplement may contain a further discussion of the special US federal income tax consequences applicable to certain notes, including notes that may be convertible into or exercisable or exchangeable for our common or preferred stock or depositary shares or for securities, or cash representing the value of securities, of an entity unaffiliated with us, a basket of securities, or an index or indices of these securities, notes that are "contingent payment debt instruments" (as described below), notes that are renewable or extendible, currency or other indexed notes, and amortizing notes.

Payments of Interest

        Except as described below, interest on a note will be taxable to a US Holder as ordinary interest income at the time it accrues or is received in accordance with the US Holder's normal method of accounting for tax purposes. Special rules governing the treatment of notes issued at an original issue discount are described under "Original Issue Discount," below.

Original Issue Discount

        The following is a summary of the principal US federal income tax consequences of the ownership of notes having original issue discount ("OID") and a term of more than one year. The US federal income tax treatment of the notes with a term of one year or less is summarized below under "Short-Term Notes."

        A note will have OID for US federal income tax purposes if its "issue price" is less than its "stated redemption price at maturity" by more than a de minimis amount, as discussed below.

        The issue price of a note generally is the first price at which a substantial amount of the "issue" of the notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), excluding pre-issuance accrued discount (as discussed below under "Pre-Issuance Accrued Interest").

        The stated redemption price at maturity of a note generally is the total amount of all payments provided by the note other than "qualified stated interest" payments.

        Qualified stated interest generally is stated interest that is "unconditionally payable" in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a "qualifying variable rate" (as described below). Qualified stated interest is taxable to a US Holder when accrued or received in accordance with the US Holder's normal method of tax accounting.

        Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

        Notes having "de minimis OID" generally will be treated as not having OID unless a US Holder elects to treat all interest on the note as OID. See "—Election to Treat All Interest as Original Issue Discount (Constant Yield Method Election)." A note will be considered to have de minimis OID if the difference between its stated redemption price at maturity and its issue price is less than the product of 1/4 of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity (or the weighted average maturity in the case of a note that provides for payment of an amount other than qualified stated interest before maturity).

        US Holders of notes having OID will be required to include OID in gross income for US federal income tax purposes as it accrues (regardless of the US Holder's method of accounting), which may be in advance of receipt of the cash attributable to such income. OID accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, US Holders of notes having OID will generally be required to include in income increasingly greater amounts of OID in successive accrual periods.

        The annual amount of OID includible in income by the initial US Holder of a note having OID will equal the sum of the "daily portions" of the OID with respect to the note for each day on which the US Holder held the note during the taxable year. Generally, the daily portions of OID are determined by allocating to each day in an "accrual period" the ratable portion of OID allocable to the accrual period. The term accrual period means an interval of time with respect to which the accrual of OID is measured, and which may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

        The amount of OID allocable to an accrual period will be the excess of:

  •
  the product of the "adjusted issue price" of the note at the commencement of the accrual period and its "yield to maturity" over

  •
  the amount of any qualified stated interest payments allocable to the accrual period.

        The adjusted issue price of a note at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of OID previously includible in the gross income of the US Holder (without regard to any "acquisition premium" as described below), reduced by the amount of any payment other than a payment of qualified stated interest previously made on the note. If an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest that is payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro-rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. The yield to maturity of a note is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of OID allocable to the initial period may be computed using any reasonable method; however, the OID allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

Pre-Issuance Accrued Interest

        If (i) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the note is to be made within one year of the note's issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the US Holder may compute the issue price of the note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Alternative Payment Schedules

        If a note (i) provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies relating to payments of interest or of principal (other than a "remote" or "incidental" contingency), (ii) the timing and amount of the payments that comprise each payment schedule are known as of the issue date and (iii) one of such schedules is significantly more likely than not to occur, then the yield and maturity of the note are generally determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the note may be subject to the rules described below under "—Contingent Payment Debt Instruments" and in the applicable pricing supplement.

        If a note provides for alternative payment schedules, the determination of whether the note provides for qualified stated interest is made by analyzing each alternative payment schedule as if each schedule were the note's sole payment schedule. The note will provide for qualified stated interest to the extent of the lowest fixed rate at which qualified stated interest would be payable under any of the alternative payment schedules.

Call and Put Options

        For purposes of calculating the yield and maturity of a note subject to a call option held by us, in general, the option is presumed exercised if the yield on the note would be less than it would be if the option were not exercised, and a put option held by a US Holder is presumed exercised if the yield on the note would be more, than it would be if the option were not exercised. The effect of this rule generally may accelerate or defer the inclusion of OID in the income of a US Holder whose note is subject to a put option or a call option, as compared to a note that does not have such an option. If any option that is presumed to be exercised is not in fact exercised, the note is treated as reissued solely for purposes of the OID rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the note's yield and maturity for OID purposes and any related subsequent accruals of OID.

Variable Rate Debt Instruments

        A note that qualifies as a "variable rate debt instrument" will be subject to the rules described below and will not be treated as a "contingent payment debt instrument" described in the following section. A note will be treated as a variable rate debt instrument if:

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  the issue price of the note does not exceed the total amount of noncontingent principal payments by more than the product of such principal payments and the lesser of (i) 15 percent or (ii) the product of 1.5 percent and the number of complete years in the debt instrument's term (or its weighted average maturity in the case of an installment obligation), and

  •
  the note does not provide for any stated interest other than stated interest paid or compounded at least annually at a qualifying variable rate which is (i) one or more "qualified floating rates," (ii) a single fixed rate and one or more qualified floating rates, (iii) a "single objective rate," or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

        For purposes of determining if a note is a variable rate debt instrument, a qualified floating rate is a variable rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated and is set at a "current rate." A qualified floating rate (or objective rate, as described below) must be set at a current value of that rate. A current value is the value of the variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day.

        A multiple of a qualified floating rate is generally not a qualified floating rate, unless it is either:

  •
  a product of a qualified rate times a fixed multiple greater than 0.65 but not more than 1.35, or

  •
  a multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

Certain combinations of rates are treated as a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of one year or less followed by a qualified floating rate if the value of the floating rate at the issue date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note. A combination of these rates is generally treated as a single qualified floating rate if the values of all rates on the issue date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment is treated as a qualified floating rate only if the restriction is fixed throughout the term of the note, or is not reasonably expected as of the issue date to cause the yield on the note to differ significantly from its expected yield absent the restriction.

        An objective rate is defined as a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information (other than a rate based on information that is within our control (or the control of a party that is related to us) or that is unique to our circumstances (or those of a related party)). The IRS may designate other variable rates that will be treated as objective rates. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will differ significantly from the average value of such rate during the final half of its term. A combination of a fixed rate of stated interest for an initial period of one year or less followed by an objective rate is treated as a single objective rate if the value of the objective rate at the issue date is intended to approximate the fixed rate; such a combination of rates is generally treated as a single objective rate if the objective rate on the issue date does not differ from the fixed rate by more than 0.25 percentage points. An objective rate is a qualified inverse floating rate if it is equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions as those discussed above).

        If a note is a variable rate debt instrument, special rules apply to determine the amount of qualified stated interest and the amount and accrual of any OID. If the note bears interest that is unconditionally payable at least annually at a single qualified floating rate or objective rate, all stated interest is treated as qualified stated interest. The accrual of any OID is determined by assuming the note bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

        If the note bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of OID generally are determined by (i) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (ii) determining the amount of qualified stated interest and OID by assuming the note bears interest at such substitute fixed rates and (iii) making appropriate adjustments to the qualified stated interest and OID so determined for actual interest rates under the note. However, if such qualifying variable rate includes a fixed rate, the note is treated for purposes of applying clause (i) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) that would cause the note to have approximately the same fair market value, and the rate is used in lieu of the fixed rate.

        Notes bearing interest at a variable rate and having a term in excess of one year that do not bear interest at a qualifying variable rate or that have contingent principal payments or an issue price that exceeds the noncontingent principal payments by more than the allowable amount are treated as "contingent payment debt instruments," as described below.

Contingent Payment Debt Instruments

        Notes that provide for one or more contingent payments but that do not qualify as variable rate debt instruments may be treated as contingent payment debt instruments ("CPDIs"). If a CPDI is issued for cash or publicly traded property, OID is determined and accrued under the "noncontingent bond method."

        Under the noncontingent bond method, US Holders of the notes will accrue OID over the term of the note based on the note's "comparable yield." In general the comparable yield of a CPDI is equal to the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the CPDI, including level of subordination, term, timing of payments, and general market conditions. However, if a fixed rate debt instrument with similar terms and conditions is not available, but a similar fixed rate debt instrument of an issuer is traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread.

        In addition to the determination of a comparable yield, the noncontingent bond method requires determination of a schedule of the projected amount of each payment (whether or not contingent) to be made under the CPDI. The projected payment schedule is determined in such a way that the sum of the discounted present value of the projected amounts of all payments, determined using a discount rate equal to the comparable yield, equals the issue price and reasonably reflects the relative expected values of the payments. The projected payment schedule is then determined as of the issue date and remains fixed throughout the term of the CPDI.

        The projected payment schedule is used to determine the US Holder's interest accruals and adjustments, unless the US Holder determines that our projected payment schedule is unreasonable, in which case the US Holder must disclose its own projected payment schedule in connection with its federal income tax return and the reason(s) why it is not using our projected payment schedule.

        The projected payment schedule includes all noncontingent payments as well as a projected amount for each contingent payment. Appropriate adjustments are made to account for any difference between the projected amount of a contingent payment and the actual amount of the payment. The projected amounts are, in effect, treated as fixed, and interest accrual is required based on these projected amounts whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash.

        A US Holder's basis in a CPDI is increased by the projected contingent payments accrued by the holder under the projected payment schedule (as determined without regard to adjustments made to reflect differences between actual and projected payments) and reduced by the amount of any non-contingent payments and the projected amount of any contingent payments previously made. Gain on the sale, exchange, or retirement of a CPDI generally would be treated as ordinary income. Losses, on the other hand, would be treated as ordinary only to the extent of the holder's prior net interest inclusions (reduced by the total net negative adjustments previously allowed to the holder as an ordinary loss) and capital to the extent in excess thereof.

        The pricing supplement applicable to any note that is treated as a CPDI will describe the material US federal income tax consequences of the ownership of the note. Prospective investors should consult their own tax advisors with respect to the application of the CPDI provisions to notes.

Short-Term Notes

        A note that has a maturity of one year or less from the date of its issuance is a "short-term note." In general, an individual or other cash method US Holder of a short-term note is not required to accrue OID for US federal income tax purposes unless the US Holder elects to do so. This election applies to all short-term notes acquired by the US Holder during the first taxable year for which the election is made, and all subsequent taxable years of the US Holder, unless the IRS consents to a revocation. US Holders that report income for US federal income tax purposes on the accrual method and certain other holders, including banks, common trust funds, holders who hold the short-term notes as part of certain identified hedging transactions, regulated investment companies, certain pass-through entities and dealers in securities, are required to include OID on such short-term notes on a straight-line basis, unless an irrevocable election with respect to any short-term note is made to accrue the OID under the constant yield method based on daily compounding. In the case of a US Holder that is not required and does not elect to include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term note is treated as ordinary income to the extent of the OID which had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, non-electing US Holders that are not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such short-term notes in an amount not exceeding the deferred interest income, until the deferred interest income is realized.

        For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term note, including stated interest, are included in the short-term note's stated redemption price at maturity.

Market Discount and Premium

        If a US Holder purchases a note, other than a short-term note, for an amount that is less than its stated redemption price at maturity or, in the case of a note having OID, less than its revised issue price (which is the sum of the issue price of the note and the aggregate amount of the OID previously includible in the gross income of any holder (without regard to any acquisition premium)), the amount of the difference generally will be treated as market discount for US federal income tax purposes. (It is possible that a US Holder may purchase a note at original issuance for an amount that is different than its issue price.) The amount of any market discount generally will be treated as de minimis and disregarded if it is less than the product of 0.25 percent of the stated redemption price at maturity of the note and the number of complete years to maturity (or weighted average maturity in the case of notes paying any amount other than qualified stated interest prior to maturity).

        Under the market discount rules, a US Holder is required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of any accrued market discount which has not previously been included in income. If the note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the US Holder as if the US Holder had sold the note at its then fair market value. In addition, the US Holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note.

        Market discount accrues ratably during the period from the date of acquisition to the maturity of a note, unless the US Holder elects to accrue it under the constant yield method. A US Holder of a note may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the note in the hands of the US Holder will be increased by the market discount thereon as it is included in income.

        A US Holder that purchases a note having OID for an amount exceeding its "adjusted issue price" (which is described above under "—Original Issue Discount") and less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note with acquisition premium. The amount of OID that the US Holder must include in gross income with respect to such note will be reduced in the proportion that the excess bears to the OID remaining to be accrued from the date of the note's acquisition through the stated maturity date. Rather than apply the above fraction, a US Holder that, as discussed below, elects to treat all interest as OID would treat the purchase at an acquisition premium as a purchase at an original issuance and calculate OID accruals on a constant yield to maturity.

        A US Holder that acquires a note for an amount that is greater than the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note at a bond premium, and will not be required to include any OID in income. A US Holder generally may elect to amortize bond premium. The election to amortize bond premium must be made with a timely-filed federal income tax return for the first taxable year to which the US Holder wishes the election to apply.

        If bond premium is amortized, the amount of interest that must be included in the US Holder's income for each period ending on an interest payment date or on stated maturity, as the case may be, will be reduced by the portion of bond premium allocable to such period based on the note's yield to maturity (or, in certain circumstances, based on an earlier call date) determined by using the US Holder's basis of the note, compounding at the close of each accrual period. If the bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, the excess may be deducted to the extent of prior income inclusions and is then carried to the next accrual period and offsets qualified stated interest in such period. There are also special rules for determining bond premium on variable rate debt instruments and on debt instruments with alternative payment schedules that are not treated as CPDIs. If an election to amortize bond premium is not made, a US Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or payment of the principal amount of the note.

        An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includible in the US Holder's gross income, held at the beginning of the US Holder's first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest as OID is treated as an election to amortize bond premium. Special rules may apply if a note is subject to a call option prior to maturity at a price in excess of its stated redemption price at maturity.

Election to Treat All Interest as Original Issue Discount (Constant Yield Method Election)

        A US Holder of a note may elect to include in income all interest and discount (including de minimis OID and de minimis market discount), as adjusted by any premium with respect to the note, as OID on a constant yield method, which is described above under "—Original Issue Discount." The election is made for the taxable year in which the US Holder acquired the note, and it may not be revoked without the consent of the IRS. If the election is made with respect to a note having market discount, the US Holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If the election is made with respect to a note having amortizable bond premium, the US Holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the US Holder during the year of election or thereafter.

Foreign Currency Notes

        The following discussion applies to foreign currency notes that are not denominated in or indexed to a currency that is considered "hyperinflationary," that are not CPDIs and that are not "dual currency notes." Special US tax considerations applicable to obligations that are denominated in or indexed to a hyperinflationary currency, are CPDIs or are dual currency notes that will be discussed in the applicable pricing supplement.

        In general, a US Holder that uses the cash method of accounting and holds a foreign currency note will be required to include in income the US dollar value of the amount of interest income received, whether or not the payment is received in US dollars or converted into US dollars. The US dollar value of the amount of interest received is the amount of foreign currency interest paid, translated into US dollars at the spot rate on the date of receipt. The US Holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

        A US Holder that uses the accrual method of accounting is generally required to include in income the dollar value of interest accrued during the accrual period. Accrual basis US Holders may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, the dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of such period or other average exchange rate for the period reasonably derived and consistently applied by the US Holder. Under the second method, a US Holder can elect to accrue interest at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. Any such election will apply to all debt instruments held by the US Holder and will be irrevocable without the consent of the IRS. An accrual basis US Holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of that interest income. The foreign currency gain or loss will generally be treated as US source ordinary income or loss.

        OID on a foreign currency note is determined in the foreign currency and is translated into US dollars in the same manner that an accrual basis US Holder accrues stated interest. Exchange gain or loss is determined when OID is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the OID was accrued.

        The amount of market discount on a foreign currency note includible in income will generally be determined by computing the market discount in the foreign currency and translating that amount into dollars at the spot rate on the date the foreign currency note is retired or otherwise disposed of. If the US Holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into US dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the note differs from the exchange rate at which the market discount was accrued.

        Amortizable bond premium on a foreign currency note is computed in units of foreign currency and, if the US Holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), exchange gain or loss with respect to amortized bond premium is recognized and is measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

        With respect to the sale, exchange, retirement or other disposition of a note denominated in a foreign currency, the foreign currency amount realized will be considered to be first, the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid OID (on which exchange gain or loss is recognized as described above); and, finally, as receipt of principal. With respect to principal, exchange gain or loss is equal to the difference between (i) the foreign currency principal amount translated on the date the payment is received or the date of disposition, and (ii) the foreign currency principal amount translated on the date the note was acquired, or deemed acquired. Exchange gain or loss computed on accrued interest, OID, market discount and principal is realized, however, only to the extent of total gain or loss on the transaction. The conversion of US dollars into a foreign currency and the immediate use of that currency to purchase a foreign currency note generally will not result in a taxable gain or loss for a US Holder.

Sale, Exchange, Redemption or Repayment of the Notes

        Upon the disposition of a note by sale, exchange, redemption, or repayment of principal at maturity, a US Holder will generally recognize taxable gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest) and (ii) the US Holder's adjusted tax basis in the note. A US Holder's adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the US Holder, increased by amounts includible in income as OID or market discount (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on such note.

        Because the note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or the rules relating to short-term notes otherwise provide) will generally constitute capital gain or loss. Capital gains of individual taxpayers from the sale, exchange, or other disposition of a note held for more than one year may be eligible for reduced rates of taxation. The deductibility of a capital loss realized on the sale, exchange, or other disposition of a note is subject to limitations.

Disclosure Requirements for US Holders Experiencing Significant Book-Tax Differences

        A US Holder that reports any item or items of income, gain, expense, or loss in respect of a note for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million on a gross basis in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the notes and penalty that may apply upon the failure to comply with such an obligation.

Tax Treatment of Non-US Holders

        As used in this discussion, the term "Non-US Holder" means a beneficial owner of a note that is, for US federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  a foreign partnership,

  •
  an estate whose income is not subject to US federal income tax on a net income basis, or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

        Payments on the notes to Non-US Holders will not be subject to US federal income or withholding tax if the following conditions are satisfied:

  •
  the Non-US Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

  •
  the Non-US Holder is not a controlled foreign corporation for US federal income tax purposes that is related to us through actual or constructive ownership,

  •
  the Non-US Holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business,

  •
  interest payable on the notes is not determined by reference to any receipts, sales or other cash flow, income or profits, change in the value of any property of, or any dividend or similar payment made by us or a person related to us, within the meaning of Code section 871(h)(4)(A), and

  •
  the payments are not effectively connected with a trade or business conducted by the Non-US Holder in the United States and either (a) the Non-US Holder provides a correct, complete and executed IRS Form W-8BEN, Form W-8EXP or Form W-8IMY (or successor form) with all of the attachments required by the IRS, or (b) the Non-US Holder holds its note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-US branch or office of a US financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided to us an IRS Form W-8IMY stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

        If any of these exceptions apply, interest (including OID) on the notes will be subject to a 30% withholding tax when paid, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a US trade or business and the Non-US Holder provides a correct, complete and executed IRS Form W-8ECI.

        In general, gain realized on the sale, exchange or retirement of the notes by a Non-US Holder will not be subject to US federal income tax, unless:

  •
  the gain with respect to the notes is effectively connected with a trade or business conducted by the Non-US Holder in the United States, or

  •
  the Non-US Holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

        A note held by an individual who at death is a Non-US Holder will not be includible in the Non-US Holder's gross estate for US federal estate tax purposes if payments on the notes to the Non-US Holder would not have been subject to US federal income or withholding tax at the time of death under the tests described above.

Information Reporting and Backup Withholding

        Information reporting will apply to certain payments on a note (including interest and OID) and proceeds of the sale of a note held by a US Holder that is not an exempt recipient (such as a corporation). Backup withholding may apply to payments made to a US Holder if (a) the US Holder has failed to provide its correct taxpayer identification number on IRS Form W-9, (b) we have been notified by the IRS of an underreporting by the US Holder (underreporting generally refers to a determination by the IRS that a payee has failed to include in income on its tax return any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (c) we have been notified by the IRS that the tax identification number provided to the IRS on an information return does not match IRS records or that the number was not on the information return.

        Backup withholding and nonresident alien withholding will not be required with respect to interest paid to Non-US Holders, so long as we have received from the Non-US Holder a correct and complete IRS Form W-8BEN, W-8ECI, W-8EXP or Form W-8IMY with all of the attachments required by the IRS. Interest paid to a Non-US Holder will be reported on IRS Form 1042-S which is filed with the IRS and sent to Non-US Holders.

        Information reporting and backup withholding may apply to the proceeds of a sale of a note by a Non-US Holder made within the United States or conducted through certain US related financial intermediaries, unless we receive one of the tax forms described above.

        Backup withholding is not an additional tax and may be refunded (or credited against your US federal income tax liability, if any). The information reporting requirements may apply regardless of whether withholding is required. For Non-US Holders, copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-US Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The preceding discussion is only a summary of certain of the tax implications of an investment in notes. Prospective investors are urged to consult with their own tax advisors prior to investing to determine the tax implications of such investment in light of each such investor's particular circumstances.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        We are offering the notes on a continuing basis through agents. Any agent may sell notes to dealers at a concession not in excess of the discount it received from us. We also may sell the notes:

  (a)
  directly to purchasers on our own behalf; or

  (b)
  through any agent as principal, either at a discount from their principal amount to be agreed on at the time of sale or at 100% of their principal amount, for resale to one or more investors and other purchasers at different prices to be determined by the agent at the time of resale, which may be greater or lesser than the purchase price for those notes paid by the agent.

        We will have the sole right to accept offers to purchase notes and may reject any proposed purchase of the notes in whole or part. Each agent will have the right, in its reasonably exercised discretion, to reject any offer to purchase the notes it receives in whole or in part. We will pay each agent a commission, in the form of a discount, ranging from .125% to .750% of the price offered to the public of the notes, depending on maturity, sold through that agent. Any agent may agree with us to accept a commission other than one based on maturity, in which case the commission will be set forth in the applicable pricing supplement. We and Bear, Stearns & Co. Inc., as the agent, have entered into a distribution agreement dates as of June 19, 2003, as amended, with respect to the notes. Pursuant to the terms of the distribution agreement, the agent has agreed to use its reasonable best efforts to solicit orders to purchase notes. We may also appoint additional agents to solicit offers to purchase the notes, who will enter into the above distribution agreement. Any other agents will be named in the applicable pricing supplement and any solicitation and sale of notes through those agents will be on the same terms and conditions to which the agent has agreed. The other agents or dealers through which we or the agent may sell notes may be our affiliates or customers and may engage in transactions with and perform services for us in the ordinary course of business. We also may pay fees and other amounts to an agent or an affiliate of an agent in connection with certain transactions that we enter into in connection with certain issuances of the notes, which might exceed the agent's discount.

        Unless the applicable pricing supplement indicates otherwise, payment of the purchase price shall be made in funds that are immediately available in New York City.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the agents for certain expenses.

        Following the initial distribution of notes, the agent or other affiliates of The Bear Stearns Companies Inc. may use this prospectus supplement in connection with offers and sales associated with market-making transactions in the notes. Each agent may act as principal or agent in the market-making transactions. The offers and sales will be made at prices that relate to prevailing prices at the time.

        Any agents offering notes will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

        Because Bear, Stearns & Co. Inc. is our wholly-owned subsidiary, each distribution of the notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. The maximum commission or discount received by any NASD member or independent broker-dealer participating in a distribution of the notes will not be greater than eight percent of the aggregate principal amount of the offering of the notes in which such NASD member or independent broker-dealer participates.

VALIDITY OF THE NOTES

        The validity of the notes will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

GLOSSARY

        Set forth below are definitions of some of the terms used in this prospectus supplement.

        "Business Day" means any day that (a) is not a Saturday or Sunday, (b) in New York, New York, is not a day on which banking institutions generally are authorized or required by law or executive order to close, and (c) if the interest rate formula basis is LIBOR, is also a London Banking Day.

        "Calculation Agent" means the person chosen by us to perform the duties related to interest rate calculations and resets for the floating rate notes.

        "Calculation Date" means, with regard to an Interest Determination Date, the earlier of (i) the 10th calendar day after the Interest Determination Date or if that day is not a Business Day, the next Business Day or (ii) the Business Day before the applicable interest payment date, maturity date, redemption date or repayment date.

        "Exchange Rate Agent" means JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), unless otherwise specified in the applicable pricing supplement.

        "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

        "London Banking Day" means any day on which dealings or deposits in US dollars are transacted in the London interbank market.

        "Money Market Yield" means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money Market Yield =	D × 360 360-(D × M)	× 100

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        "Paying Agent" means JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), unless otherwise specified in the applicable pricing supplement.

        "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

        "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major US banks).

        "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for US dollar deposits).

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares

By this prospectus, we intend to offer at one or more times—
Debt Securities Warrants to Purchase Debt Securities Preferred Stock Depositary Shares
in one or more series with an aggregate initial public offering price of up to $12,410,781,162 (as described in the applicable prospectus supplement).

We will provide the specific terms of these securities in supplements to this pro- spectus. You should read this prospectus and any supplements carefully before you invest in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We may use this prospectus in the initial sale of these securities. In addition, Bear, Stearns & Co. Inc. or any of our other affiliates may use this prospectus in a market-making transaction in any of these or similar securities after their initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Bear, Stearns & Co. Inc.

Prospectus dated February 2, 2005.

        The information contained in this prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC's Internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the .PDF format.

        We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

        Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

          (1)   the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2003;

          (2)   the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 2004, May 31, 2004 and August 31, 2004; and

          (3)   the Current Reports on Form 8-K dated December 15, 2003, December 17, 2003, December 17, 2003, January 7, 2004, January 21, 2004, March 3, 2004, March 17, 2004, March 18, 2004, March 18, 2004, April 1, 2004, May 25, 2004, June 15, 2004, June 16, 2004, June 16, 2004, September 7, 2004, September 22, 2004, September 22, 2004, September 22, 2004, September 27, 2004, October 29, 2004, November 4, 2004, November 18, 2004, November 29, 2004, December 21, 2004, December 28, 2004, January 5, 2005, January 6, 2005, January 20, 2005 and January 25, 2005.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct significant activities through other wholly-owned subsidiaries including: Bear Stearns Global Lending Limited, Custodial Trust Company, Bear Stearns Financial Products Inc., Bear Stearns Capital Markets Inc., EMC Mortgage Corporation, Bear Stearns Commercial Mortgage Inc., Bear Stearns Credit Products Inc. and Bear Stearns Forex Inc.

        Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist activities on the New York Stock Exchange, American Stock Exchange and International Securities Exchange ("ISE");

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Herzliya, Hong Kong, Sao Paulo and Shanghai;

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo; and

  •
  through joint ventures with other firms in Belgium, Greece, Spain and Sweden.

        Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients.

        Bear Stearns and BSSC are broker-dealers and investment advisers registered with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, Inc. ("NASD"), the Commodity Futures Trading Commission, the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland, the International Petroleum Exchange, Euronext Liffe, Euronext Paris and NASDAQ Europe. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

        BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

        Bear Stearns Global Lending Limited ("BSGL") provides loans to certain Bear Stearns customers. BSGL is incorporated in the Cayman Islands.

        Custodial Trust Company ("CTC"), an FDIC insured New Jersey State chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides us with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products. At November 30, 2004, CTC held approximately $81 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds and insurance companies.

        Bear Stearns Financial Products Inc. ("BSFP") transacts business as a triple-A-rated counterparty to eligible clients, offering a wide range of fixed income and equity derivative products. Eligible clients are those rated A3 or better by Moody's Investors Service, Inc. and A- or better by Standard & Poor's Ratings Services or counterparties acceptable to both rating agencies. BSFP transfers its market risk associated with derivative transactions to Bear Stearns Capital Markets Inc., an affiliate of BSFP and one of our wholly-owned subsidiaries. BSFP is incorporated in the State of Delaware.

        Bear Stearns Capital Markets Inc. ("BSCM") is engaged in fixed income derivatives transactions and hedges associated therewith. BSCM is incorporated in the State of Delaware.

        EMC Mortgage Corporation ("EMC"), is a HUD and Freddie MAC approved lender based in Irving, Texas. EMC purchases both conforming and non-conforming, investment-grade and non-investment grade, conventional fixed rate and adjustable rate residential mortgage loans with servicing released or retained and sells such loans to investors. EMC also purchases and sells residual certificates and mortgage servicing rights. In addition, through a subsidiary, EMC may originate commercial construction loans through approved brokers.

        Bear Stearns Commercial Mortgage Inc. activities benefit mortgage customers by providing a source for owners of property to finance commercial, multifamily, and manufactured housing community properties, including the placement of these loans through mortgage bankers in the states in which it is duly licensed or exempted.

        Bear Stearns Credit Products Inc. ("BSCPI") is engaged in credit derivatives transactions and hedges associated therewith. BSCPI is incorporated in the State of Delaware.

        Bear Stearns Forex Inc. ("BSFX") is a foreign exchange dealer engaged in foreign currency transactions and hedges associated therewith. BSFX is incorporated in the State of Delaware.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison, New York, New York 10179, USA, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. In this prospectus, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries. Pending such uses, the net proceeds may be temporarily invested in short-term obligations.

RATIO INFORMATION

        The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. The ratio of earnings to combined fixed charges and preferred dividends was calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for purposes of the ratios consist of interest expense and certain other expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

        The table below presents the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the fiscal years ended November 30, 2004, 2003, 2002, 2001 and 2000.

	Fiscal Year Ended November 30,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	2.2	2.2	1.7	1.2	1.2
Ratio of earnings to combined fixed charges and preferred dividends	2.2	2.2	1.7	1.2	1.2

DESCRIPTION OF DEBT SECURITIES

        This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.

        We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

        The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this prospectus forms a part. A copy of the Indenture is available as described under "Where You Can Find More Information."

        This section, along with the description in the applicable prospectus supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.

General

        We may offer debt securities for an aggregate principal amount of up to $12,410,781,162 under this prospectus. As of the date of this prospectus, we have issued approximately $92,455,416,650 aggregate principal amount of debt securities under the Indenture, of which $23,616,093,000 is outstanding. The Indenture permits us to:

  •
  issue debt securities at various times in one or more series;

  •
  issue an unlimited principal amount of debt securities;

  •
  provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this prospectus at various times and without your consent; and

  •
  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

        Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

  •
  the title and type of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the minimum denominations;

  •
  the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

  •
  the person to whom interest is payable, if other than the owner of the debt securities;

  •
  the maturity date or dates;

  •
  the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

  •
  any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

  •
  the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

  •
  the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

  •
  any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

  •
  any exchange or conversion features;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

  •
  the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than US dollars;

  •
  if the debt securities will be issued in other than book-entry form;

  •
  the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

  •
  any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or US government obligations;

  •
  any provision relating to the extension or renewal of the maturity date of the debt securities;

  •
  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

  •
  whether the debt securities will be listed on any securities exchange; and

  •
  any other terms of the debt securities, which could be different from those described in this prospectus.

        Unless we provide otherwise in an applicable prospectus supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the prospectus supplement relating to that series.

        Unless we provide otherwise in the applicable prospectus supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the prospectus supplement relating to that series.

        If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable prospectus supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

        We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the prospectus supplement relating to that series.

Ranking

        The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

        We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

        Registered Debt Securities.    Unless we otherwise provide in the applicable prospectus supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

        Interest payments made before maturity or redemption on registered debt securities may be made:

  •
  at our option, by check mailed to the address of the person entitled to payment; or

  •
  at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

        Bearer Debt Securities.    Unless we provide otherwise in the applicable prospectus supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a US address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable prospectus supplement.

Notices

        Registered Debt Securities.    Unless otherwise provided in the applicable prospectus supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

        Bearer Debt Securities.    Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer debt security.

Limitation on Liens

        We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

        The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, CTC, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

        We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any US state, if:

  (1)
  we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and

  (2)
  the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

  (a)
  payment of the principal of, and premium, if any, and interest on (and any additional amounts payable in respect of) the debt securities and

  (b)
  performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

        Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the Indenture permits:

  •
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

  •
  a change in control; or

  •
  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

        With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

  •
  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

  •
  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;

  •
  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

  •
  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

  •
  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

        Except with respect to defaults relating to certain fundamental provisions of the Indenture, which cannot be waived without the consent of the holders of each outstanding security of a series affected, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.

Events of Default

        Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

  (1)
  a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

  (2)
  a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

  (3)
  a failure to deposit any sinking fund payment when due relating to that series;

  (4)
  a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

  (5)
  a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

  (6)
  certain events of bankruptcy, insolvency or reorganization; and

  (7)
  any other Event of Default with respect to debt securities of that series.

Concerning the Trustee

        Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

        The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

        If a default in the performance or breach of any covenant in the Indenture or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

        If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

        So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However, the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

  •
  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or

  •
  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

        We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.

Defeasance

        If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in US dollars (except as otherwise provided under the Indenture), we will:

  •
  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or US government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

        To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

  (1)
  the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for US federal income tax purposes; and

  (2)
  if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

        We may specify defeasance provisions with respect to any series of debt securities.

DESCRIPTION OF WARRANTS

        This section sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

        We may issue warrants that are debt warrants, index warrants, interest rate warrants or universal warrants as described in the applicable prospectus supplement. Warrants may be offered independently of or together with one or more additional warrants, any series of debt securities, preferred stock or other securities or any combination thereof and may be attached to or separate from any such securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as described under "Where You Can Find More Information."

Debt Warrants

        We may issue, together with debt securities or separately, debt warrants for the purchase of debt securities on terms to be determined at the time of sale.

Index Warrants

        We may issue index warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing.

Interest Rate Warrants

        We may issue interest rate warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions, or any combination of the foregoing.

Universal Warrants

        We may also issue universal warrants:

  •
  to purchase or sell securities of one or more issuers, securities based on the performance of an issuer, securities based on the performance of an issuer but excluding the performance of a particular subsidiary or subsidiaries of that issuer, a basket of securities, or securities whose value is determined by reference to the performance, level, or value of, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

  •
  entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount of one or more currencies or currency units or any combination of the foregoing for a specified amount of one or more different currencies or currency units or any combination of the foregoing;

  •
  to purchase or sell commodities; or

  •
  in such other form as shall be specified in the applicable prospectus supplement.

        We refer to the property in the above clauses as the warrant property. We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property, cash or in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

General Terms of Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to the warrants:

  •
  the specific designation and aggregate number of warrants;

  •
  the offering price;

  •
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

  •
  the date on which the right to exercise those warrants will commence and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date on which you may exercise the warrants;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  whether those warrants are extendible and the period or periods of such extendibility;

  •
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

  •
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

  •
  any applicable US federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars, determination, or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  whether the warrants are to be sold separately or with other securities; and

  •
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

Additional Terms of Debt Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any debt warrants:

  •
  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

  •
  the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

  •
  the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Additional Terms of Index and Interest Rate Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any index and interest rate warrants:

  •
  the exercise price, if any;

  •
  the index or indices for any index warrants, which index or indices may be based on one or more US or foreign stocks, bonds, or other securities, one or more US or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting US or foreign index or an index based on one or more securities, interest rates, currencies or currency units selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities, interest rates, currencies or currency units (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities, interest rates, currencies or currency units);

  •
  for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

  •
  the commodity, commodity index or combinations of commodities or commodity indices;

  •
  any market to which the commodity or commodity index relates;

  •
  the debt instrument (which may be one or more debt instruments issued either by the US government or by a foreign government), the rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield or price utilized for any interest rate warrants, and certain information regarding such debt instrument, rate, yield or price;

  •
  the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

  •
  whether such warrants shall be put warrants, call warrants or otherwise;

  •
  the formula for determining the cash settlement value of each warrant;

  •
  the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

  •
  any minimum number of warrants which must be exercised at any one time, other than upon automatic exercise;

  •
  the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

  •
  any provisions for the automatic exercise of such warrants other than at expiration;

  •
  whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

  •
  any other procedures and conditions relating to the exercise of such warrants.

Additional Terms of Universal Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any universal warrants:

  •
  whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

  •
  the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

  •
  the currency in which the exercise price, if any, and the cash settlement value of such warrants is payable;

  •
  the base currency and the reference currency for any currency warrants;

  •
  the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

  •
  whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

  •
  whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

        Before you exercise your warrants, you will not have any of the rights of (1) holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants or rights in the relevant indenture or any other agreement or (2) holders of preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on such preferred stock or other securities or to exercise any applicable right to vote.

        You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants).

        Unless otherwise specified in the applicable prospectus supplement, warrants will be issued in book-entry only form, and will be represented by a single global warrant certificate, registered in the name of the nominee of the depository of the warrants.

        Bearer warrants will be transferable by delivery. The applicable prospectus supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

        You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the prospectus supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the prospectus supplement relating to those warrants or as may be otherwise stated in the prospectus supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

        Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of the warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the warrant property or pay the settlement value in respect of the warrants.

        If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

        This section describes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the prospectus supplement relating to such preferred stock.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificates of designation, and is not complete.

        We urge you to read the restated certificate of incorporation, as amended, and the certificate of designation for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designation for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available described under "Where You Can Find More Information."

General

        Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  (1)
  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  (2)
  the offering price;

  (3)
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  (4)
  any redemption or sinking fund provisions;

  (5)
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;

  (6)
  the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

  (7)
  the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

  (8)
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

  (9)
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary of, the common stock or any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

  (10)
  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  (11)
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of November 30, 2004, there were outstanding:

  •
  3,493,250 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;

  •
  2,612,800 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and

  •
  2,856,900 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

        The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

        The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certificate of incorporation and the applicable certificates of designation.

Liquidation Rights

        Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

        Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

        If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

        Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

        Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable prospectus supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

        Unless otherwise specified in the applicable pricing supplement, no series of preferred stock will be convertible into common stock.

Voting Rights

        Unless otherwise determined by the board of directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

        So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

  (1)
  issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

  (2)
  amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificates of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the deposit agreement relating to the applicable series of Preferred Stock and is not complete. Any such deposit agreement will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this prospectus is a part. Copies of any such deposit agreement will be available as described under "Where You Can Find More Information."

General

        We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depository of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable prospectus supplement) in a share of a particular series of the Preferred Stock as more fully described below.

        If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depository. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

        Until definitive engraved depositary receipts are prepared, upon our written order, the depository may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depository will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depository (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depository for distribution to holders of depositary receipts then outstanding.

        If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depository will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depository determines that it is not feasible to make such a distribution, the depository may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

Redemption of Depositary Shares

        If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depository as a result of the redemption. Whenever we redeem shares of preferred stock held by a depository, the depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depository will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depository.

        Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption (but without interest), upon surrender to the depository of the depositary receipts evidencing depositary shares.

Voting Rights

        As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depository will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depository as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depository will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depository to enable the depository to do so. The depository will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

        Upon surrender of depositary receipts at the principal office of the depository (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

Amendment and Termination of the Deposit Agreement

        We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depository. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depository together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depository only if:

  (1)
  all outstanding depositary shares issued under the deposit agreement have been redeemed; or

  (2)
  there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the depository as a result of that distribution has been distributed by the depository to the holders of those depositary shares.

Charges of Depository

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depository in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Reports

        Each depository will forward to the holders of depositary shares issued by that depository all reports and communications from us that are delivered to the depository and that we are required to furnish to the holders of the preferred stock held by the depository. In addition, each depository will make available for inspection by the holders of those depositary shares, at the principal office of such depository and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depository as the holder of preferred stock.

Limitation on Liability

        Neither we nor any depository will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depository will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depository under a deposit agreement will be limited to performance in good faith of its duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depository may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depository

        A depository may resign at any time by delivering to us notice of its election to resign, and we may remove any depository at any time. Any such resignation or removal will take effect upon the appointment of a successor depository and its acceptance of such appointment. Such successor depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Each debt security, warrant, share of preferred stock, and depositary share in registered form will be represented either:

  •
  by one or more global securities representing the entire issuance of securities; or

  •
  by a certificate issued in definitive form to a particular investor.

Book-Entry System

        Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on their own behalf or on behalf of their customers.

        If a security is registered on the books that we or the Trustee, warrant agent, depository, or other agent maintain in the name of a particular investor, we refer to that investor as the "holder" of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are obligated to pass these payments along under agreements they have made with one another or with their customers, and they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository's book-entry system or holds an interest through a participant in the depository's book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

        In the future we may cancel a global security or issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

  •
  the depository, such as The Depository Trust Company ("DTC"), notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Exchange Act, and in any case we fail to appoint a successor to the depository within 90 calendar days; or

  •
  we, in our sole discretion, determine not to have any notes of a series represented by a global security.

        Upon the occurrence of either of the foregoing events, we will issue securities in certificated form in exchange for all outstanding global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of securities equal in principal amount to such beneficial interest and to have such securities registered in its name. Debt securities issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof, except as otherwise specified in the applicable pricing supplement, and will be issued in registered form only, without coupons.

        You should read "Limitation on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Street Name Owners

        When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the Trustee under the Indenture and the obligations, if any, of any warrant agents, depository, and any other third parties employed by us, the Trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or a warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to "you" in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles payments on your securities and notices;

  •
  whether you can provide contact information to the registrar to receive copies of notices directly;

  •
  whether it imposes fees or charges;

  •
  whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

  •
  how it would handle a request for the holders' consent, if required;

  •
  whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depository's rules and procedures will affect these matters.

Depositories for Global Securities

        Each security issued in book-entry form and represented by a global security will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any security are called "depositories." Each series of securities will have one or more of the following as the depositories:

  •
  DTC;

  •
  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream"; and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositories named above also may be participants in one another's systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream as DTC participants. The depository or depositories for your securities will be named in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

        The following is based on information on DTC's website at www.dtcc.com:

        DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC's partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Exchange Act. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the NASD. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

        Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except if the use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

        We will make payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

        We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream and Euroclear

        Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream and Euroclear provide a clearing and settlement organization for cross-border bonds, equities, and investment funds. Clearstream is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

        Euroclear and Clearstream are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depository and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described above;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of any legal rights relating to the securities;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depository's policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor's interest in a global security, and those policies may change from time to time;

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  we, the Trustee, and any warrant agents will not be responsible for any aspect of the depository's policies, actions, or records of ownership interests in a global security;

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  we, the Trustee, and any warrant agents do not supervise the depository in any way;

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  the depository may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  financial institutions that participate in the depository's book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream when DTC is the depository, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

        Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

        If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable US Treasury regulations) has ended, the depository must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-US persons or US persons that are permitted to hold bearer debt securities under applicable US Treasury regulations.

        In general, US persons that are permitted to hold bearer debt securities are US persons who acquire the securities through the foreign branch of certain US financial institutions and certain US financial institutions that hold the bearer debt securities for resale to non-US persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depository by the owners of the beneficial interests.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

        In compliance with US federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States persons," as defined below, except as otherwise permitted by certain US Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or pay interest on any bearer debt security until we have received the written certification provided for in the Indenture. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

        "Any United States person who holds this obligation will be subject to limitations under the US income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

        The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

        The sections referred to in the legend provide, in general, that a US taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

        For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States person" generally means:

  •
  a citizen or resident of the United States;

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  a corporation, partnership, or other business entity created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia);

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  an estate whose income is subject to US federal income taxation regardless of its source; or

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  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

        The prospectus supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-US beneficial ownership be delivered once a bearer warrant is exercised).

PLAN OF DISTRIBUTION

        We may sell the securities by any of the following methods:

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  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

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  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

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  directly to one or more purchasers;

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  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities; or

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  through a combination of any of these methods of sale.

        Each prospectus supplement will describe the manner and terms of an offering of securities, including:

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  the names of any underwriters, dealers, or agents;

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  whether that offering is being made to underwriters or through agents or directly;

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  the rules and procedures for the auction process through DAiSSSM, if used;

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  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

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  the securities' purchase price or initial public offering price;

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  the proceeds we anticipate from the sale of the securities; and

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  any securities exchange on which the offered securities may be listed.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.

        We may effect sales of securities in connection with forward sale agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through the NYSE, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.

        We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Distribution Through Underwriters

        When securities are to be sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions set forth in the underwriting agreement. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts as principal and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

        We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Agents

        We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

General Information

        To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

        Underwriters, dealers and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this prospectus and the prospectus supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale or at related or negotiated prices. Our other affiliates, including BSIL, may also engage in such transactions and may use this prospectus and any applicable prospectus supplement for such purpose.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

        In order to facilitate the offering of certain securities under this Registration Statement or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity or trading market for the offered securities.

        The underwriters, dealers and agents, and their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

        Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent's or dealer's web site and any information contained in any other web site maintained by any agent or dealer is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part; has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective web site maintained by such entity; and should not be relied upon by investors.

        We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

        The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

        During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the prospectus supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the prospectus supplement.

        Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

        If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the prospectus supplement, for a more detailed description of the offering procedures.

        The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent of the gross proceeds from the sale of any security being sold in the initial distribution.

        Because Bear Stearns and BSIL are our wholly owned subsidiaries, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. Each of us, Bear Stearns and BSSC is considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although we are not a "disqualified person" with respect to an IRA simply because the IRA is established with Bear Stearns or because Bear Stearns provides brokerage to the IRA, and neither we nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs, as only employer-sponsored IRAs are covered by ERISA.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts). A fiduciary of a Plan purchasing the securities, or in the case of certain IRAs, the grantor or other person directing the purchase of the securities for the IRA, shall be deemed to represent that its purchase, holding, and disposition of the securities will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available.

        A fiduciary who causes a Plan to engage, directly or indirectly, in a non-exempt prohibited transaction may be subject to a penalty under ERISA, and may be liable for any losses to the Plan resulting from such transaction. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should consider the foregoing information and the information set forth in the applicable prospectus supplement and any applicable pricing supplement, and determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Fiduciaries of Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans, and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase and holding of the securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans should consider applicable Similar Law when investing in the securities. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the securities will not result in a non-exempt violation of applicable Similar Law.

EXPERTS

        The consolidated financial statements and the related financial statement schedules included or incorporated by reference in our Annual Report on Form 10-K for the year ended November 30, 2003 have been incorporated by reference in this prospectus and have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended February 29, 2004, May 31, 2004, August 31, 2004, February 28, 2003, May 31, 2003 and August 31, 2003, which is incorporated by reference in this prospectus, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004, May 31, 2004 and August 31, 2004, which are incorporated by reference in this prospectus, they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by Deloitte & Touche LLP within the meaning of Sections 7 and 11 of the Securities Act.

VALIDITY OF THE SECURITIES

        The validity of the debt securities, the warrants, the preferred stock and the depositary shares will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

         You should only rely on the information contained in this pricing supplement, the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this pricing supplement, the accompanying prospectus supplement and prospectus is correct on any date after their respective dates.

TABLE OF CONTENTS

Pricing Supplement

$4,321,000

The Bear Stearns Companies Inc.

Medium-Term Notes, Series B

1.5 Year Notes Linked to the
Dow Jones—AIG Commodity IndexSM
Due August 28, 2006

PRICING SUPPLEMENT

Bear, Stearns & Co. Inc.

February 23, 2005

QuickLinks

SUMMARY
KEY TERMS
QUESTIONS AND ANSWERS
RISK FACTORS
DESCRIPTION OF THE NOTES
Hypothetical Cash Settlement Value of the Notes Using Historical Data of the Index Assuming a 1.5 Year Holding Period
Hypothetical Cash Settlement Value Per $1,000 Principal Amount
Summary of Examples 1 Through 3 Reflecting the Hypothetical Cash Settlement Value
DESCRIPTION OF THE INDEX
The Dow Jones—AIG Commodity IndexSM Commodity Index Percentages for 2005 and 2004
Index Breakdown by Commodity Group
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
USE OF PROCEEDS AND HEDGING
SUPPLEMENTAL PLAN OF DISTRIBUTION
LEGAL MATTERS
RISK FACTORS
PRICING SUPPLEMENT
DESCRIPTION OF NOTES
CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS
SUPPLEMENTAL PLAN OF DISTRIBUTION
VALIDITY OF THE NOTES
GLOSSARY
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
THE BEAR STEARNS COMPANIES INC.
USE OF PROCEEDS
RATIO INFORMATION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
BOOK-ENTRY PROCEDURES AND SETTLEMENT
LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
EXPERTS
VALIDITY OF THE SECURITIES